                                                RULE NO. 424(b)(5)
                                                REGISTRATION NO. 333-37247

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION + +OR AMENDMENT. A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES HAS +
+BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND DECLARED           +
+EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED +
+PRIOR TO THE TIME THAT A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS       +
+PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN + +OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY + +SALE OF THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION + +OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER +
+THESE SECURITIES LAWS OF ANY SUCH JURISDICTION.                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion, dated May 22, 1998
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 29, 1998)
                               16,000,000 SHARES
                        GENERAL GROWTH PROPERTIES, INC.                     LOGO
                               DEPOSITARY SHARES
                      EACH REPRESENTING 1/40 OF A SHARE OF
             % PREFERRED INCOME EQUITY REDEEMABLE STOCKSM ("PIERSSM")

       (LIQUIDATION PREFERENCE EQUIVALENT TO $25.00 PER DEPOSITARY SHARE)

                                  -----------

  Each Depositary Share (a "Depositary Share") offered hereby (the "Offering")
represents ownership of 1/40 of a share of      % Preferred Income Equity
Redeemable StockSM, a series of preferred stock, par value $100 per share (the "PIERS"), of General Growth Properties, Inc., a Delaware corporation (the "Company"), to be deposited with Norwest Bank Minnesota, N.A., as Depositary, and, through the Depositary, entitles the holder, proportionately, to all rights, preferences and privileges of the PIERS represented thereby. The liquidation preference of each PIERS is $1,000.00 (equivalent to $25.00 per Depositary Share). See "Description of Depositary Shares."
  Dividends on the PIERS are cumulative from the date of original issue and are payable in arrears quarterly on or about the fifteenth day of January, April, July and October of each year, commencing on July 15, 1998, in an amount per
PIERS equal to the greater of (i)   % of the liquidation preference per annum
(equivalent to $       per annum per Depositary Share) and (ii) the cash
dividends paid or payable (determined on each of the Dividend Payment Dates for the PIERS), on that number of shares of common stock, par value $.10 per share, of the Company ("Common Stock") equal to the number of shares of Common Stock (or portion thereof) into which a PIERS is convertible.

  The PIERS are convertible at any time, at the option of the holder, unless previously redeemed, into shares of Common Stock at a conversion price of
$      per share of Common Stock (equivalent to a conversion rate of shares of Common Stock for each Depositary Share), subject to adjustment in certain circumstances described herein (the "Conversion Price").

  Except in certain circumstances relating to the preservation of the Company's status as a real estate investment trust for federal income tax purposes, the PIERS (and the Depositary Shares representing such PIERS) are not redeemable prior to June 15, 2003. On and after June 15, 2003, the PIERS (and the Depositary Shares) will be redeemable by the Company, in whole or in part, at the option of the Company, for such number of shares of Common Stock as are issuable at the Conversion Price, provided that the Company may exercise this option only if for 20 trading days within any 30 consecutive trading days, including the last day of such period, the closing price of the Common Stock on
the New York Stock Exchange ("NYSE") exceeds $       per share, subject to
adjustment in certain circumstances. On and after June 15, 2003, the PIERS (and the Depositary Shares) may also be redeemed at the option of the Company, in
whole or in part, initially at $       per PIERS (equivalent to $       per
Depositary Share) and thereafter at prices declining to $1,000.00 per PIERS (equivalent to $25.00 per Depositary Share) on and after June 15, 2007, plus in each case accrued and unpaid dividends, if any, to the redemption date, provided that the Company may exercise this option only if the redemption price (other than the portion thereof consisting of accrued and unpaid dividends) is paid solely out of the sale proceeds of other shares of capital stock of the Company, which may include other series of preferred stock, and from no other source. The PIERS are subject to mandatory redemption on June 15, 2008 at a price of $1,000.00 per PIERS (equivalent to $25.00 per Depositary Share), plus accrued and unpaid dividends to the redemption date.

  Application will be made to list the Depositary Shares and the Common Stock issuable upon conversion or redemption of the PIERS on the NYSE. The Depositary Shares are expected to be listed under the symbol "GGPPrA" and the Common Stock into which the PIERS are convertible or for which the PIERS may be redeemable will be listed under the symbol "GGP." Trading of the Depositary Shares is expected to commence on the NYSE within 30 days of the closing of the Offering. On May 21, 1998, the last reported sale price of the Common Stock on the NYSE was $36 7/8 per share. The PIERS represented by the Depositary Shares will not be so listed, and the Company does not expect that there will be any public trading market for the PIERS except as represented by the Depositary Shares.
                                  -----------
  SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE PIERS.

                                  ----------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION NOR HAS  THE SECURITIES  AND EXCHANGE COMMISSION  PASSED
  UPON  THE  ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS  SUPPLEMENT  OR  THE
   ACCOMPANYING  PROSPECTUS.  ANY  REPRESENTATION   TO  THE  CONTRARY  IS  A
    CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                 Price to       Underwriting Discounts     Proceeds to
                                                Public (1)       and Commissions (2)     Company (1)(3)
-------------------------------------------------------------------------------------------------------
Per Depositary Share......................          $                    $                    $
-------------------------------------------------------------------------------------------------------
Total (4).................................        $                     $                    $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued dividends, if any, from          , 1998.
(2) The Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3)  Before deducting expenses payable by the Company estimated at $750,000.
(4) The Company has granted to the Underwriters an option, exercisable within
    30 days of the date hereof, to purchase up to an additional 2,400,000 Depositary Shares at the Price to Public less Underwriting Discounts and Commissions to cover over-allotments, if any. If the Underwriters exercise the option in full, the total Price to Public, Underwriting Discounts and
    Commissions and Proceeds to Company will be $    , $     and $    ,
    respectively. See "Underwriting."
                                  -----------
  Lehman Brothers Inc. is acting as book-running lead manager for the Offering. Lehman Brothers Inc. and Goldman, Sachs & Co. are acting as joint lead managers. The Depositary Shares offered by this Prospectus Supplement are offered by the Underwriters subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of Depositary Receipts offered hereby will be made at the offices of
Lehman Brothers Inc., New York, New York, on or about       , 1998.
                                  -----------
                              Joint Lead Managers

LEHMAN BROTHERS                                             GOLDMAN, SACHS & CO.
                                  -----------
       MORGAN STANLEY DEAN WITTER
               PAINEWEBBER INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED
                              SBC WARBURG DILLON READ INC.

       , 1998

Preferred Income Equity Redeemable StockSM and "PIERSSM" are service marks owned by Lehman Brothers Inc.

                                     [Map]



  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEPOSITARY SHARES AND THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF COMMON STOCK PRIOR TO THE PRICING OF THE OFFERING FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK OR THE PURCHASE OF DEPOSITARY SHARES OR COMMON STOCK FOLLOWING THE PRICING OF THE OFFERING OR TO COVER A SYNDICATE SHORT POSITION IN THE DEPOSITARY SHARES OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE DEPOSITARY SHARES AND THE COMMON STOCK. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

                                                  TYSONS GALLERIA-MCLEAN, VA





NATICK MALL-NATICK, MA











MORENO VALLEY MALL AT TOWNGATE-MORENO VALLEY, CA     FOX RIVER MALL-APPLETON, WI












                        NORTHBROOK COURT-NORTHBROOK, IL

                         THE OAKS MALL-GAINESVILLE, FL







                                                DEERBROOK MALL-HUMBLE, TX






THE PARKS AT ARLINGTON-ARLINGTON, TX













BAY CITY MALL-BAY CITY, MI                      COLUMBIANA CENTRE-COLUMBIA, SC

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus Supplement or the accompanying Prospectus or incorporated herein or therein by reference. Certain statements contained herein (including, without limitation, the statements under the captions "Recent Developments" and "Selected Consolidated Financial Data" that are not historical facts) or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Certain factors, including, without limitation, those discussed herein or in the Company's Exchange Act filings made with the Securities and Exchange Commission (the "Commission") incorporated by reference herein could cause actual results to differ materially from those in the forward-looking statements. Factors that might cause such a material difference include, but are not limited to (a) changes in the general economic climate, (b) local conditions, (c) conditions of tenants, (d) competition, (e) increased operating costs and interest expense, (f) changes in taxation or zoning laws, (g) governmental regulations, (h) failure of the Company to continue to qualify as a real estate investment trust ("REIT"), (i) availability of financing on acceptable terms and (j) potential liability under environmental or other laws or regulations. See "Risk Factors." All references to the "Company" in this Prospectus Supplement and the accompanying Prospectus include General Growth Properties, Inc. and those entities owned or controlled by General Growth Properties, Inc. (including the Operating Partnership), unless the context indicates otherwise. Except as otherwise specified herein, the information in this Prospectus Supplement and the accompanying Prospectus assumes no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

  The Company is a self-administered and self-managed REIT that owns, operates, acquires, develops, expands, finances and manages enclosed mall shopping centers in major and middle markets throughout the United States. As of April 30, 1998, the Company owned or had an ownership interest in 64 enclosed mall shopping centers with approximately 52.1 million square feet of gross leasable area, including anchor stores (which may or may not be owned by the Company), freestanding stores and mall tenant stores ("GLA") located in 33 states through its interest in GGP Limited Partnership (the "Operating Partnership").

  The Company was organized in 1986 to continue and expand the business of the Bucksbaum family, which has been engaged in the shopping center business since 1954. The senior management of the Company has extensive experience both in the shopping center industry and with the Company. As of April 30, 1998, the Company and General Growth Management, Inc. ("GGMI") had approximately 2,800 full-time employees who, together with management of the Company and members of the Bucksbaum family, will beneficially own approximately 30.1% of the Company after consummation of the Offering, assuming full conversion of all outstanding common partnership units in the Operating Partnership ("Common OP Units") and the PIERS offered hereby into shares of Common Stock.

  The Company's principal executive offices are located at 110 North Wacker, Chicago, IL 60606, its telephone number is (312) 960-5000 and its web site address is http://www.generalgrowth.com.

                              RECENT DEVELOPMENTS

  During the first five months of 1998, the Company, in four separate transactions, has acquired or entered into definitive agreements to acquire a total of 16 enclosed mall shopping centers located throughout the United States for aggregate consideration in excess of $1.6 billion. These four 1998 transactions include the following:

  . On April 3, 1998, the Company acquired 100% of Southwest Plaza, an enclosed mall shopping center containing approximately 1.3 million square feet of GLA, located in Denver, Colorado.

  . On May 8, 1998, the Company acquired Northbrook Court, an enclosed mall shopping center containing approximately 1.0 million square feet of GLA, located in Northbrook (Chicago), Illinois.

  . On April 17, 1998, the Company entered into a definitive agreement to acquire the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC"). Through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio (the "MEPC U.S. Subsidiaries"), the Company will acquire for approximately $871 million in cash (less certain adjustments) 100% of eight enclosed mall shopping centers comprising approximately 7.7 million square feet of GLA and located throughout the United States. The stock of the MEPC U.S. Subsidiaries will be acquired by a newly formed corporate subsidiary of the Company that will elect to be taxed as a REIT. This transaction is expected to close during the second quarter of 1998. See "Recent Developments--Property Acquisitions--The MEPC Transaction."

  . On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), a private REIT which owns (or as of closing will own) 100% of six enclosed mall shopping centers (and office buildings adjacent to one of the malls) (the "USPPI Portfolio"). The Company has agreed to acquire USPPI through the merger of a subsidiary owned by the Company with and into USPPI, for an aggregate purchase price of approximately $625 million (less certain adjustments), which purchase price includes approximately $65 million of mortgage indebtedness being assumed. The Company expects to complete the acquisition of the USPPI Portfolio together with an approximately 50% joint venture partner. This transaction is expected to close during the second quarter of 1998. See "Recent Developments--Property Acquisitions--The USPPI Transaction."

  The following chart sets forth certain information about the MEPC Portfolio, the USPPI Portfolio and acquisitions completed during 1998:

                     PENDING AND RECENTLY ACQUIRED CENTERS

                                              TOTAL
                                             GLA/MALL
                                  YEAR         AND
                                 OPENED/   FREESTANDING
       NAME OF                  REMODELED   GLA (SQUARE                                                       ANCHOR
   CENTER/LOCATION             OR EXPANDED     FEET)                          ANCHORS                        VACANCIES
   ---------------             ----------- ------------ ---------------------------------------------------- ---------
MEPC PORTFOLIO (PENDING)
 Northridge Fashion Center      1971/1995   1,402,325/  Sears, Macy's, JCPenney, Robinson's-May                None
  Northridge (Los Angeles), CA                627,897
 Regency Square Mall           1967/1982,   1,347,751/  Sears, Dillard's, JCPenney, Gayfers, Montgomery Ward   None
  Jacksonville, FL             1992, 1998     536,120
 The Boulevard Mall             1960/1992   1,210,050/  Sears, Dillard's, JCPenney, Macy's                     None
  Las Vegas, NV                               352,653
 Cumberland Mall                1973/1989   1,198,440/  JCPenney, Macy's, Rich's, Sears                        None
  Atlanta, GA                                 323,447
 Valley Plaza Mall             1967/1986-   1,094,253/  Sears, Macy's, JCPenney, Robinson's-May, Gottschalks   None
  Bakersfield, CA                 1988        339,202
 Apache Mall                   1969/1990-     752,603/  Dayton's, JCPenney, Sears, Montgomery Ward             None
  Rochester, MN                   1992        266,903
 McCreless Mall                 1962/1997     477,846/  Montgomery Ward, Beall's                               None
  San Antonio, TX                             268,963
 Riverlands Shopping Center     1965/1984     183,808/  Winn-Dixie(1)                                          None(1)
  LaPlace, LA                                 136,874
USPPI PORTFOLIO (PENDING)
 Park City Center              1970/1988,   1,382,837/  Boscov's, The Bon Ton, Sears, JCPenney, Kohl's         None
  Lancaster, PA                   1997        481,192
 Landmark Mall                  NA/1989,      965,137/  Hecht's, JCPenney, Sears                               None
  Alexandria, VA                  1990        324,496
 Oglethorpe Mall                  1969/       950,140/  Belks, Rich's, JCPenney, Sears, Steinmart              None
  Savannah, GA                  (5 times)     402,169
 Meadows Mall                   1978/1995     946,444/  Dillard's, JCPenney, Macy's, Sears                     None
  Las Vegas, NV                               309,591
 Mayfair Mall                   1958/1986     841,610/  Marshall Fields, The Boston Store                      None
  Wauwatosa, WI                               342,300
 Mayfair Offices               1958-1982/     420,278/  N/A                                                    None
  Wauwatosa, WI                   1989            N/A
 Northgate Mall                1972/1991,     805,408/  JCPenney, Proffitt's, Sears                            None
  Chattanooga, TN                 1998        233,474
COMPLETED ACQUISITIONS
 Northbrook Court               1976/1996     995,504/  Lord & Taylor, Marshall Fields, Neiman Marcus,         None
  Northbrook (Chicago), IL                    379,585   General Cinema
 Southwest Plaza               1983/1994,   1,292,733/  Joslin's, Foley's, Sears, JCPenney, Montgomery Ward    None
  Denver, CO                      1995        690,101

  The Company has financed or, in the case of acquisitions that are pending, expects to finance, the foregoing acquisitions through a combination of the assumption of existing indebtedness, issuance of secured and unsecured debt, issuance of Common OP Units, the proceeds of this Offering and, in the case of the USPPI Portfolio, equity capital to be contributed by a potential joint venture partner.

(1) Winn-Dixie does not occupy its space but is currently paying rent under a lease which expires in October 2002.

                                  THE OFFERING

  All capitalized terms used herein and not defined herein shall have the meanings provided in "Description of Common Stock," "Description of Preferred Stock" and "Description of Depositary Shares" in the Prospectus. For a more complete description of the terms of the PIERS and Depositary Shares used in the following summary, see "Description of PIERS" and "Description of Depositary Shares" in this Prospectus Supplement.

Securities Offered..........  16,000,000 depositary shares (the "Depositary
                              Shares"), each representing 1/40 of a share of
                                   % Preferred Income Equity Redeemable Stock,
                              a series of preferred stock, par value $100 per share ("PIERS"), of the Company (the "Offering"). Each Depositary Share entitles the holder, proportionately, to all rights, preferences and privileges of the PIERS represented thereby (including dividend, voting, conversion, redemption and liquidation).

Use of Proceeds.............  The net proceeds of the Offering will be used to fund pending property acquisitions, to reduce outstanding borrowings under the Company's $200 million line of credit and for general working capital purposes. See "Use of Proceeds."

Dividends...................  Dividends on the PIERS are cumulative from the date of original issue and are payable in arrears quarterly on or about the fifteenth day of January, April, July and October of each year, commencing July 15, 1998, in an amount per PIERS
                              equal to the greater of (i)   % of the
                              liquidation preference per annum (equivalent to
                              $       per annum per Depositary Share) and (ii)
                              the cash dividends paid or payable (determined on each of the Dividend Payment Dates for the PIERS) on that number of shares of common stock, par value $.10 per share, of the Company ("Common Stock") equal to the number of shares of Common Stock (or portion thereof) into which a PIERS is convertible.

                              Dividends on the PIERS will accumulate whether or not the Company has sufficient earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

                              If the Company designates any portion of a dividend as a "capital gain dividend," a U.S. Stockholder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends paid to such U.S. Stockholder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends paid on all classes of shares of capital stock for the year. See "Description of PIERS--Dividends."

Liquidation Preference......  The PIERS will have a liquidation preference of
                              $1,000.00 per PIERS (equivalent to $25.00 per Depositary Share), plus a proportionate amount equal to accrued and unpaid dividends on the PIERS (whether or not earned or declared).

Conversion Rights...........  The PIERS are convertible at any time, in whole or in part at the option of the holder, unless previously redeemed, into shares of

                              Common Stock, at an initial conversion price of
                              $     per share of Common Stock (equivalent to a
                              conversion rate of      shares of Common Stock
                              per Depositary Share), subject to adjustment in certain circumstances (the "Conversion Price"). See "Description of PIERS--Conversion Rights."

Mandatory Redemption........  The PIERS and the Depositary Shares are subject to mandatory redemption on June 15, 2008, at a price of $1,000.00 per PIERS (equivalent to a price of $25.00 per Depositary Share), plus accrued and unpaid dividends, if any, to the redemption date.

Redemption at Option of the   Except in certain circumstances relating to the
Company.....................  preservation of the Company's status as a REIT for federal income tax purposes, the PIERS and
                              the Depositary Shares representing such PIERS are
                              not redeemable prior to June 15, 2003. On and
                              after June 15, 2003, the PIERS and the Depositary
                              Shares representing such PIERS will be redeemable
                              by the Company, in whole or in part, at the
                              option of the Company, for such number of shares
                              of Common Stock as are issuable at the Conversion
                              Price (the "Stock Redemption Right") (equivalent
                              initially to a conversion rate of       shares of
                              Common Stock per Depositary Share). The Company
                              may exercise its Stock Redemption Right only if
                              for 20 trading days within any period of 30
                              consecutive trading days, including the last
                              trading day of such period, the closing price of
                              the Common Stock on the NYSE exceeds       per
                              share, subject to adjustment in certain
                              circumstances. See "Description of PIERS--
                              Redemption."

                              On and after June 15, 2003, the PIERS may be
                              redeemed at the option of the Company (the "Cash Redemption Right"), in whole or in part,
                              initially at $       per PIERS (equivalent to
                              $       per Depositary Share), and thereafter at
                              prices declining to $1,000.00 per PIERS
                              (equivalent to $25.00 per Depositary Share) on and after June 15, 2007, plus in each case accumulated and unpaid dividends, if any, to the redemption date.

                              The Company will not exercise its Cash Redemption Right unless the redemption price (other than the portion thereof consisting of accumulated and unpaid dividends) for the exercise of the Cash Redemption Right is paid solely out of the sale proceeds of other shares of capital stock of the Company, which may include other series of preferred stock ("Preferred Stock"), and from no other source.

Voting Rights...............  If dividends on the PIERS are in arrears for six or more quarterly periods, holders of the PIERS (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on the Board of Directors until all dividend arrearages are eliminated. Holders of Depositary Shares are entitled to instruct the Depositary as to the voting of the PIERS represented by such Depositary Shares. See "Description of PIERS-- Voting Rights" and "Description of Depositary Shares--Voting the PIERS."

Ranking.....................  The PIERS will rank senior to the Common Stock as to priority for receiving dividends and amounts upon liquidation, dissolution or winding-up of the Company. See "Description of PIERS--Ranking."

Ownership Limits............  Ownership of more than 7.5% of the value of the outstanding shares of capital stock of the Company (the "Ownership Limit"), including the PIERS and the Depositary Shares offered hereby, is restricted in order to preserve the Company's status as a REIT for federal income tax purposes. Subject to certain limitations, the Board of Directors of the Company (the "Board of Directors") may modify the Ownership Limit, though the Ownership Limit may not be increased by the Board of Directors to more than 9.8%. See "Description of PIERS--Restrictions on Ownership" and "Description of Depositary Shares--Ownership Restrictions."

Stock Exchange Listing......  Application will be made to list the Depositary
                              Shares and the Common Stock issuable upon conversion or redemption of the PIERS on the NYSE. The Depositary Shares are expected to be listed under the symbol "GGPPrA" and the Common Stock into which the PIERS are convertible or for which the PIERS may be redeemable will be listed under the symbol "GGP." Trading of the Depositary Shares is expected to commence on the NYSE within 30 days after the closing of the Offering. The PIERS represented by the Depositary Shares will not be so listed, and the Company does not expect that there will be any public trading market for the PIERS except as represented by the Depositary Shares.

                                 RISK FACTORS

  Prospective investors should carefully consider, among other factors, the matters described below.

REAL ESTATE INVESTMENT CONSIDERATIONS

  General. An enclosed mall shopping center's revenues and value may be adversely affected by a number of factors, including: the national and regional economic climates; local real estate conditions (such as an oversupply of retail space); and perceptions by retailers or shoppers of the safety, the convenience and attractiveness of the shopping center. In addition, other factors may adversely affect an enclosed mall shopping center's value without affecting its current revenues, including: changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; availability of financing; and changes in interest rate levels. There are numerous shopping facilities that compete with the Company's properties in attracting retailers to lease space. In addition, retailers at the Company's properties face continued competition from discount shopping centers, outlet malls, wholesale clubs, direct mail, telemarketing, television shopping networks and, most recently, shopping via the Internet. Competition could adversely affect the Company's revenues and cash available for distribution to stockholders.

  Dependence on Tenants. The Company's results of operations will depend on its ability to continue to lease space in its properties on economically favorable terms. In addition, as substantially all of the Company's income is derived from rentals of real property, the Company's income and cash available for distribution to the Company's stockholders would be adversely affected if a significant number of the Company's lessees were unable to meet their obligations to the Company.

  Bankruptcy of Retail Tenants. There have been a number of recent bankruptcies in the retail industry, including certain tenants of the Company. The bankruptcy or insolvency of a major tenant may have a material adverse effect on the enclosed mall shopping centers affected and the income produced by such properties and may make it substantially more difficult to lease the remainder of the affected enclosed mall shopping center. The Company's leases generally do not contain restrictions designed to ensure the creditworthiness of the tenant. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of cash available for distribution to the Company's stockholders.

  Expansion and Development Risks. The Company intends to pursue development and expansion activities as opportunities arise. In connection with any development or expansion, the Company will incur various risks, including: the risk that development or expansion opportunities explored by the Company may be abandoned; the risk that construction costs of a project may exceed original estimates, possibly making the project unprofitable; the risk that the Company may not be able to refinance construction loans which generally have full recourse to the Company; the risk that occupancy rates and rents at a completed project will not meet projections, and will therefore be insufficient to make the project profitable; and the need for anchor, mortgage lender and property partner approvals for certain expansion activities. In the event of an unsuccessful development project, the Company's loss could exceed its investment in the project.

  Illiquidity of Assets; Restrictions on Dispositions of Mortgaged
Properties. Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, the Company's income and cash available for distribution to the Company's shareholders would be adversely affected. A significant portion of the Company's properties are mortgaged to secure payment of indebtedness, and if the Company were unable to meet its mortgage payments, losses could be sustained as a result of foreclosure on the properties by the various mortgagees. In addition, if it becomes necessary or desirable for the Company to dispose of one or more of the mortgaged properties, the Company might not be able to obtain release of the lien on such mortgaged property without payment of the associated debt. The foreclosure of a mortgage on a property or inability to sell a property could affect the level of cash available for distribution to the Company's stockholders.

DEPENDENCE ON DIVIDENDS AND DISTRIBUTIONS OF SUBSIDIARIES

  Substantially all of the Company's assets consist of its general partnership interest in the Operating Partnership. Substantially all of the Operating Partnership's properties and assets are held through subsidiaries (including subsidiary partnerships, limited liability companies and corporations that have elected to be taxed as REITs). Any right of the Company's stockholders to participate in any distribution of the assets of any of the Company's indirect subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and any consequent right of the Company's securityholders to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred unitholders (other than holders of the Preferred OP Units (as defined)), if any, of the Operating Partnership and such subsidiary, except to the extent the Company has a claim against such subsidiary as a creditor of such subsidiary. In addition, in the event that claims of the Company as a creditor of a subsidiary are recognized, such claims would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

POTENTIAL COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

  Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other Federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks are also regulated by Federal and state laws. In connection with the ownership, operation and management of its properties, the Company could be held liable for the costs of remedial action with respect to such regulated substances or tanks or related claims.

  Each of the Company's properties has been subjected to varying degrees of environmental assessment at various times. The environmental assessments did not reveal any material environmental condition. However, there can be no assurance that the identification of new areas of contamination, a change in the extent or known scope of contamination, the discovery of additional sites or changes in cleanup requirements would not result in significant costs to the Company.

LACK OF PUBLIC MARKET FOR THE PIERS AND DEPOSITARY SHARES

  The PIERS (and the Depositary Shares representing such PIERS) are a new issue of securities for which there is currently no active trading market. If the Depositary Shares are traded after their initial issuance, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, the financial condition and performance of the Company and other factors beyond the control of the Company, including general economic conditions.

CONSEQUENCES OF THE FAILURE TO QUALIFY OR REMAIN QUALIFIED AS A REIT

  Although the Company's management believes that the Company will remain organized and will continue to operate so as to qualify as a REIT for federal income tax purposes, no assurance can be given that it will remain so qualified. Qualification as a REIT for federal income tax purposes involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for which there are only limited judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the control of the Company may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of such qualification.

  If, with respect to any taxable year, the Company fails to maintain its qualification as a REIT, it would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, the amount available for distribution to shareholders would be reduced for the year or years involved, and distributions would no longer be required to be made. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Notwithstanding that the Company currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to determine that it is in the best interest of the Company and its stockholders to revoke the REIT election.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth selected financial and operating data for the Company on a historical basis. The information was derived from the Company's financial statements, which are incorporated by reference herein.

  The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Company and the financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended by the Company's Form 10-Q/A, dated May 21, 1998, and the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which documents are incorporated by reference in the accompanying Prospectus.

                          THREE MONTHS   THREE MONTHS
                             ENDED          ENDED         YEAR ENDED        YEAR ENDED        YEAR ENDED
                         MARCH 31, 1998 MARCH 31, 1997 DECEMBER 31, 1997 DECEMBER 31, 1996 DECEMBER 31, 1995
                         -------------- -------------- ----------------- ----------------- -----------------
                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA
Revenue.................   $   80,447     $   65,328      $  291,147        $  217,405        $  167,396
                           ----------     ----------      ----------        ----------        ----------
Operating Expenses......       30,522         23,757         109,677            75,954            63,968
Depreciation and
 Amortization...........       13,967         11,162          48,509            39,809            30,855
Interest Expense, Net...       17,883         15,439          70,252            66,439            46,334
Equity in Net Income of
 Unconsolidated
 Affiliates.............       (5,193)         1,878          19,344            17,589             9,274
Net gain on the sale of
 a portion of
 CenterMark.............          --          58,647          58,647            43,821            33,397
                           ----------     ----------      ----------        ----------        ----------
Income Before Minority
 Interest...............       12,882         75,495         140,700            96,613            68,910
Minority Interest.......       (4,427)       (27,542)        (49,997)          (34,580)          (25,856)
                           ----------     ----------      ----------        ----------        ----------
Income Before
 Extraordinary Item.....        8,455         47,953          90,703            62,033            43,054
Extraordinary Item......          --            (377)         (1,152)           (2,291)              --
                           ----------     ----------      ----------        ----------        ----------
Net Income..............   $    8,455     $   47,576      $   89,551        $   59,742        $   43,054
                           ==========     ==========      ==========        ==========        ==========
PER SHARE DATA
Earnings Before
 Extraordinary Item--
 Basic..................   $     0.24     $     1.56      $     2.78        $     2.20        $     1.69
Earnings Before
 Extraordinary Item--
 Diluted................         0.24           1.55            2.76              2.20              1.69
Net Earnings--Basic.....         0.24           1.55            2.75              2.12              1.69
Net Earnings--Diluted...         0.24           1.54            2.73              2.12              1.69
Distributions Declared..         0.47           0.45            1.80              1.72              1.66
CASH FLOW DATA
Operating Activities....   $   34,979     $   25,863      $   85,716        $   67,202        $   60,660
Investing Activities....      (99,967)        31,323        (167,029)          (29,285)         (469,204)
Financing Activities....       45,526        (59,488)         91,264           (40,268)          421,225
BALANCE SHEET DATA (at
 period end)
Investment in Real
 Estate Assets--Cost....   $2,243,557     $1,854,265      $2,157,251        $1,828,184        $1,547,621
Total Assets............    2,162,360      1,782,374       2,097,719         1,757,717         1,455,982
Total Debt..............    1,349,009      1,130,173       1,275,785         1,168,522         1,027,932
Stockholders' Equity....      491,165        364,738         498,505           330,267           229,383

                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  The following table sets forth the unaudited Pro Forma Condensed Consolidated Financial Data of the Company as if (i) the sale of CenterMark Properties, Inc. and the acquisitions made in 1997 (Market Place Mall, Century Plaza Shopping Center, Town East Mall, Southlake Mall, Eden Prairie Mall, GGP/Ivanhoe Portfolio Malls and Valley Hills Mall), (ii) the acquisitions made or to be made in 1998 (Southwest Plaza, Northbrook Court (collectively the "Unaudited Acquisitions"), the MEPC Portfolio and the USPPI Portfolio) and
(iii) the Offering, had all occurred on January 1, 1997. Such pro forma condensed consolidated financial data are based upon the historical information of the Company and of each of the above-mentioned entities. These pro forma condensed consolidated financial data should be read in conjunction with the "Selected Consolidated Financial Data" included elsewhere in this Prospectus Supplement and are not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 1997, nor do they purport to represent the results of operations for future periods. See pages F-14 to F-23 in this Prospectus Supplement for more information.

                                                          PRO FORMA ADJUSTED
                                                         FOR POTENTIAL EQUITY
                                     PRO FORMA                PARTNER(1)
                             ------------------------- -------------------------
                             THREE MONTHS              THREE MONTHS
                                ENDED      YEAR ENDED     ENDED      YEAR ENDED
                              MARCH 31,   DECEMBER 31,  MARCH 31,   DECEMBER 31,
                                 1998         1997         1998         1997
                             ------------ ------------ ------------ ------------
                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenues.............    $134,289    $ 517,542     $113,026    $ 432,413
Expenses:
  Property operating.......      50,777      200,263       42,216      165,091
  Management fees..........       1,275        5,114        1,125        4,514
  Depreciation and
   amortization............      23,865       90,177       20,349       76,114
                               --------    ---------     --------    ---------
    Total Expenses.........      75,917      295,554       63,690      245,719
                               --------    ---------     --------    ---------
Operating Income...........      58,372      221,988       49,336      186,694
  Interest expense, net....     (40,655)    (169,798)     (32,176)    (135,882)
Equity in unconsolidated
 affiliates:
  GGP/Homart, Inc..........       1,735       16,506        1,735       16,506
  Property Joint Ventures..       1,041        3,423        2,008        6,856
  General Growth
   Management, Inc.........      (7,969)        (194)      (7,118)       3,211
                               --------    ---------     --------    ---------
Income before minority
 interest..................      12,524       71,925       13,785       77,385
Minority interest in
 Operating Partnership.....      (2,019)     (16,702)      (2,460)     (18,731)
                               --------    ---------     --------    ---------
Net income.................      10,505       55,223       11,325       58,654
Convertible Preferred Stock
 dividends.................      (6,750)     (27,000)      (6,750)     (27,000)
                               --------    ---------     --------    ---------
Net income available to
 common stockholders.......    $  3,755    $  28,223     $  4,575    $  31,654
                               ========    =========     ========    =========
Earnings per share--basic..    $   0.11    $    0.87     $   0.13    $    0.97
Earnings per share--
 diluted...................        0.10         0.86         0.13         0.96

--------
(1) Adjusted to reflect the effect of a potential 50% joint venture partner with respect to the USPPI Portfolio.

                 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

  The Common Stock is listed on the NYSE under the symbol "GGP." The following table sets forth, for the periods indicated, the high and low closing sale prices of the Common Stock as reported by the NYSE, and the distributions per share declared for such periods.

                                                      HIGH   LOW   DISTRIBUTIONS
                                                      ----   ---   -------------
     1995
      1st Quarter................................... $22.63 $20.38     $.41
      2nd Quarter...................................  21.75  19.38      .41
      3rd Quarter...................................  20.63  19.00      .41
      4th Quarter...................................  21.63  18.38      .43
     1996
      1st Quarter................................... $23.88 $20.75     $.43
      2nd Quarter...................................  24.50  22.63      .43
      3rd Quarter...................................  26.00  23.63      .43
      4th Quarter...................................  32.63  24.25      .43
     1997
      1st Quarter................................... $32.25 $30.50     $.45
      2nd Quarter...................................  33.75  31.25      .45
      3rd Quarter...................................  37.00  32.50      .45
      4th Quarter...................................  38.00  32.50      .45
     1998
      1st Quarter................................... $38.00 $34.88     $.47
      2nd Quarter (through May 21)..................  37.63  34.44

  On May 21, 1998, the last reported sale price of the Common Stock on the NYSE was $36.88.

  Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant.

  The Company has a dividend reinvestment program under which common stockholders may elect to automatically reinvest their dividends in, as well as make optional cash contributions for, shares of Common Stock. The dividend reinvestment program is administered by Norwest Bank Minnesota, N.A. which arranges for the purchase of shares of Common Stock in the open market based on the directions of the participants enrolled in the program.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's consolidated ratios of earnings to fixed charges for each of the last five fiscal years and the quarter ended March 31, 1998. There was no preferred stock outstanding for any of the periods shown below. Accordingly, the ratio of earnings to fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges.

                                     QUARTER ENDED YEAR ENDED DECEMBER 31,
                                       MARCH 31,   ------------------------
                                         1998      1997 1996 1995 1994 1993
                                     ------------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges:      2.03      2.61 2.37 2.43 1.67 1.53

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1998 on an historical and pro forma basis to give effect to: (i) the acquisition of properties acquired subsequent to March 31, 1998; (ii) the acquisition of the MEPC Portfolio; (iii) the acquisition of the USPPI Portfolio; and (iv) the completion of the Offering and the application of the estimated net proceeds therefrom. The information set forth in the table should be read in conjunction with the Company's consolidated financial statements and the pro forma financial information and notes thereto included or incorporated herein by reference.

                                                                   PRO FORMA
                                                                  ADJUSTED FOR
                                        CONSOLIDATED PRO FORMA     POTENTIAL
                                         HISTORICAL   COMBINED   EQUITY PARTNER
                                        ------------ ----------  --------------
                                                (AMOUNTS IN THOUSANDS)
  Mortgage debt........................  $1,189,784  $2,490,842    $1,865,842
  Credit Facility......................     159,225     196,927       324,427
  Minority interests in Operating
   Partnership.........................     256,052     267,005       267,005
  Preferred Income Equity Redeemable
   Stock; $100 par value; 5,000,000
   shares authorized; no shares issued
   and outstanding; 400,000 PIERS
   issued and outstanding on a pro
   forma basis.........................         --      400,000       400,000
  Stockholders' equity
    Common stock; $.10 par value;
     210,000,000 shares authorized;
     35,769,454 shares issued;
     35,736,572 shares outstanding ....       3,577       3,577         3,577
    Additional paid-in capital.........     738,960     746,444       746,444
    Retained earnings (deficit)........    (250,218)   (250,218)     (250,218)
    Treasury stock, at cost; 32,882
     shares held ......................      (1,154)     (1,154)       (1,154)
                                         ----------  ----------    ----------
      Total stockholders' equity.......     491,165     498,649       498,649
                                         ----------  ----------    ----------
        Total capitalization...........  $2,096,226  $3,853,423    $3,355,923
                                         ==========  ==========    ==========

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Depositary Shares offered hereby are estimated to be approximately $383.3 million ($440.9 million if the Underwriters' over-allotment option is exercised in full). The Company intends to contribute or otherwise transfer such net proceeds to the Operating Partnership, of which the Company is the sole general partner, in exchange for a corresponding number of Series A Convertible, Cumulative Preferred OP Units ("Preferred OP Units"). These funds (together with a combination of the assumption of existing indebtedness, issuance of secured and unsecured debt, issuance of Common OP Units and, in the case of the USPPI Portfolio, equity capital to be contributed by a potential joint venture partner) will be used by the Operating Partnership to fund pending property acquisitions, to reduce outstanding borrowings under the Company's $200 million line of credit facility and for general working capital purposes. As of May 21, 1998, approximately $200 million was outstanding under the line of credit facility, which bears interest at a floating rate based on LIBOR plus 0.80% to 1.20%, depending on the leverage ratio of the Company, and matures on July 31, 1999 with a one year extension option. Pending such uses, the net proceeds may be invested in short-term interest-bearing investment grade securities or guaranteed obligations of the U.S. government.

  The sale of the Depositary Shares offered hereby is not subject to the consummation of any of the acquisitions or investments described in this Prospectus Supplement nor are any of such acquisitions or investments subject to the prior sale of Depositary Shares.

                                  THE COMPANY

OVERVIEW

  The Company owns, operates, acquires, develops, expands, finances and manages enclosed mall shopping centers in major and middle markets throughout the United States. As of April 30, 1998, the Company owned or had an ownership interest in 64 enclosed mall shopping centers with approximately 52.1 million square feet of GLA located in 33 states.

  The Company was organized in 1986 to continue and expand the business of the Bucksbaum family, which has been engaged in the shopping center business since 1954. The senior management of the Company has extensive experience both in the shopping center industry and with the Company. As of April 30, 1998, the Company and GGMI had approximately 2,800 full-time employees who, together with management of the Company and members of the Bucksbaum family, will beneficially own approximately 30.1% of the Company after consummation of the Offering, assuming full conversion of all outstanding Common OP Units and the PIERS offered hereby into shares of Common Stock.

  The Company's principal executive offices are located at 110 North Wacker, Chicago, IL 60606, its telephone number is (312) 960-5000 and its web site address is http://www.generalgrowth.com.

STRUCTURE

  The Company owned as of April 30, 1998: (i) 100% of 36 enclosed mall shopping centers (the "Wholly-Owned Centers"); (ii) 51% of the outstanding common stock of GGP/Ivanhoe, Inc., a Delaware corporation that has qualified as a REIT for federal income tax purposes ("GGP/Ivanhoe"); (iii) 50% of each of 2 enclosed mall shopping centers, Quail Springs and Town East; (iv) 38.2% of the outstanding common stock of GGP/Homart, Inc., a Delaware corporation that has qualified as a REIT for federal income tax purposes ("GGP/Homart"); and (v) a 100% non-voting preferred stock interest (representing 95% of the equity interest) in GGMI (the voting common stock of GGMI (representing 5% of the equity interest in GGMI) is held by certain employees of GGMI (who are also officers of the Company)). As of April 30, 1998, GGP/Homart owned interests in 24 enclosed mall shopping centers (the "Homart Centers") and GGP/Ivanhoe owned 100% of 2 enclosed mall shopping centers, The Oaks Mall and the Westroads Mall (the "Ivanhoe Centers," and together with Quail Springs and Town East, the "Property Joint Ventures"). As of April 30, 1998, the Company owned an approximately 65.2% general partnership interest in the Operating Partnership. The approximately 34.8% minority interest in the Operating Partnership is in the form of Common OP Units held by limited partners that primarily include trusts for the benefit of the families of the original stockholders and subsequent contributors of properties to the Company.

  The Company has qualified as a REIT for federal income tax purposes. In order to maintain such qualification, the Company is required to distribute at least 95% of its REIT taxable income (as computed without regard to net capital gains or the dividends-paid deduction) and its net income (after tax) from foreclosure property each year. Dividends on any Preferred Stock, including the PIERS offered hereby, would be included as distributions for this purpose.

                              RECENT DEVELOPMENTS

PROPERTY ACQUISITIONS

  During the first five months of 1998, the Company, in four separate transactions, has acquired or entered into definitive agreements to acquire a total of 16 enclosed mall shopping centers located throughout the United States for aggregate consideration in excess of $1.6 billion. These four 1998 transactions include the following:

  Recently Completed Acquisitions. On April 3, 1998, the Company acquired 100% of Southwest Plaza, a two-level enclosed mall shopping center located in Denver, Colorado, with approximately 1.3 million square feet of GLA. Southwest Plaza, which opened in 1983 and was renovated in 1994 and 1995, is anchored by Joslin's, Foley's, Sears, JCPenney and Montgomery Ward. On May 8, 1998, the Company acquired 100% of the partnership interests in Westcoast Estates, the partnership that owns Northbrook Court, a two-level enclosed mall shopping center located in Northbrook (Chicago), Illinois, with approximately 1 million square feet of GLA. Northbrook Court, which opened in 1976 and was renovated in 1996, is anchored by Lord & Taylor, Marshall Fields, Neiman Marcus and General Cinema.

  The MEPC Transaction. On April 17, 1998, the Company entered into a definitive agreement to acquire the MEPC Portfolio. The Company has agreed to pay approximately $871 million in cash (less adjustments for certain tenant allowances and construction costs) for the stock of the three MEPC U.S. Subsidiaries. Included within the MEPC Portfolio are: (i) the Apache Mall located in Rochester, Minnesota; (ii) The Boulevard Mall located in Las Vegas, Nevada; (iii) the Cumberland Mall located in Atlanta, Georgia; (iv) the McCreless Mall located in San Antonio, Texas; (v) the Northridge Fashion Center located in Northridge (Los Angeles), California; (vi) the Regency Square Mall located in Jacksonville, Florida; (vii) the Riverlands Shopping Center located in LaPlace, Louisiana; and (viii) the Valley Plaza Mall located in Bakersfield, California. The stock of the MEPC U.S. Subsidiaries will be acquired by a newly formed corporate subsidiary of the Company that will elect to be taxed as a REIT. Subject to the satisfaction of customary conditions, the MEPC transaction is expected to close during the second quarter of 1998.

  The MEPC Portfolio contains approximately 7.7 million square feet of retail GLA. The mall store and freestanding store portions of the MEPC Portfolio are currently approximately 87% leased and are expected to produce annual sales of approximately $328 per square foot (excluding in either case leases with an initial or original term of less than one year).

  The USPPI Transaction. On May 14, 1998, the Company entered into a definitive merger agreement with USPPI, pursuant to which the Company has agreed to acquire USPPI through the merger of a subsidiary owned by the Company with and into USPPI. The Company expects to complete the acquisition of the USPPI Portfolio together with an approximately 50% joint venture partner. The Company (and, if the Company reaches agreement with the proposed joint venture partner, such joint venture partner) has (or have) agreed to pay an aggregate purchase price of approximately $625 million for USPPI (less certain adjustments), which purchase price includes the assumption of outstanding indebtedness and accrued interest in respect of the Meadows Mall mortgage, estimated to be approximately $65 million. USPPI and its subsidiaries own (or will at closing own): (i) the Landmark Mall (Alexandria, Virginia); (ii) the Mayfair Mall and adjacent office buildings (Wauwatosa, Wisconsin); (iii) the Meadows Mall (Las Vegas, Nevada); (iv) the Northgate Mall (Chattanooga, Tennessee); (v) Oglethorpe Mall (Savannah, Georgia); and
(vi) the Park City Center (Lancaster, Pennsylvania). Subject to the satisfaction of customary closing conditions, the USPPI merger transaction is expected to close during the second quarter of 1998.

  The enclosed mall shopping centers included in the USPPI Portfolio contain approximately 5.9 million square feet of retail GLA. The mall store and freestanding store portions of the USPPI Portfolio are currently approximately 88% leased and are expected to produce annual sales of approximately $310 per square foot (excluding in either case leases with an initial or original term of less than one year).

  The Company believes that the MEPC Portfolio and the USPPI Portfolio represent collections of dominant enclosed mall shopping centers that would be difficult to replicate through either new development or single-asset transactions. In addition, the Company believes that through its professional management, aggressive leasing and completion of expansions and redevelopments, it can improve the operating performance of the properties included in the MEPC Portfolio and the USPPI Portfolio by renewing expiring leases at higher rental rates, increasing occupancy, and reducing operating expenses. The MEPC Portfolio and the USPPI Portfolio improve the Company's strategic position as a dominant national owner of enclosed mall shopping centers by expanding its national presence to the Las Vegas market, and by solidifying its presence in other markets such as Atlanta and Los Angeles.

FINANCING

  The Company has financed, or in the case of acquisitions that are pending, expects to finance, the foregoing acquisitions through a combination of the assumption of existing indebtedness, issuance of secured and unsecured debt, issuance of Common OP Units, the proceeds of this Offering and, in the case of the USPPI Portfolio, equity capital to be contributed by a potential joint venture partner.

                            BUSINESS AND PROPERTIES

BUSINESS AND GROWTH STRATEGIES

  The Company's primary business objective is to provide increasing dividends and long-term capital appreciation for its stockholders through the management, acquisition, development, expansion, financing and renovation of enclosed mall shopping centers throughout the United States. The Company believes it will continue to achieve this objective by implementing its business strategies and by capitalizing on the growth opportunities described below. The Company also believes that the business of owning and operating enclosed mall shopping centers is currently in the midst of a period of consolidation, and that such consolidation will continue as institutional investors convert their real estate holdings from direct ownership of real estate assets to more liquid securities such as common stock and units of publicly traded REITs.

  The Company uses "Cash Value Added" (or "CVA"), a financial measurement that incorporates both the cash flow produced by the Company's business activities and the risk-adjusted cost of capital used to generate such cash flow, as part of its incentive-based employee compensation program. The Company believes that by integrating CVA with its employee incentive programs, it will align the interests of the Company's management and investors and maximize long-term value for shareholders.

  The Company's primary growth strategy is to acquire and develop dominant enclosed mall shopping centers in major and middle markets throughout the United States with strong internal growth prospects. The following summarizes the Company's growth strategy:

  Acquisitions. The Company plans to continue to pursue growth opportunities through the acquisition of enclosed mall shopping centers throughout the country that meet its investment criteria. The Company believes that opportunities continue to exist to acquire additional enclosed mall shopping centers that: (i) create long-term shareholder value; (ii) compare favorably to other successful shopping centers, with characteristics including a desirable location with economic growth potential, high sales per square foot relative to competitive centers and a dominant trade-area position or (iii) are underperforming or in need of renovation, and therefore provide opportunities for the Company to increase cash flow through active management and leasing.

  Development. The Company plans to take advantage of its extensive expertise in developing shopping centers in selected markets where economic fundamentals support such development and where the potential risk-adjusted financial returns justify investment in new retail space. The Company believes that its national presence and extensive relationships with retailers give it a competitive advantage relative to regional companies in identifying markets that either have a shortage of retail space or require a repositioning of the existing retail mix to cater to evolving shopping patterns and changing demographics. The Company is currently developing two enclosed mall shopping centers comprising approximately 2.3 million square feet of GLA.

  Renovation and Expansion. The Company plans to continue to renovate and expand its enclosed mall shopping centers to maximize each property's net cash flow and return on investment. Most of the Company's properties were designed to allow for the addition of new anchor tenants or mall stores. The renovation or expansion of each enclosed mall shopping center is designed to reposition the center in its trade area, increase customer traffic and improve the competitive position of the property. The Company evaluates each property on an annual basis and considers opportunities for redevelopments and other expansions or renovations as part of each property's strategic plan. The Company's ability to plan and execute expansions and major renovations of existing properties has historically been a substantial source of increased cash flow for the Company.

  Management. The Company intends to pursue its strategy of maximizing cash flow from existing space through intensive property management, including: (i) continual monitoring and improvement of each property's merchandising mix to maximize foot traffic and sales and take advantage of evolving shopping patterns and demographic trends; (ii) the aggressive promotion of each property by the Company's marketing staff of over 200 people, with a focus on consumer research, advertising and alliances with national brands and products; and (iii) continued minimization of operating costs through the economies of scale arising from its national portfolio of properties under management.

  Leasing. The Company pursues an active leasing strategy that focuses on achieving growth in cash flow through: (i) leasing currently unleased spaces in its centers; (ii) renewing or replacing expiring leases at increasing base rents as current leases with below-market rents expire; (iii) pre-established step-ups in the base rents of current tenants; and (iv) increases in percentage rents resulting from increased sales by current tenants. In addition to leasing space to traditional mall tenants, the Company intends to enhance its leasing effort by targeting first-time mall retailers, seeking new products or formats to introduce to the mall environment and expanding the uses of mall space to include entertainment and other functions.

  As of March 31, 1998, the mall store and the freestanding store portions of the Company's properties (that are not currently undergoing development or redevelopment) were approximately 85.3% leased (excluding leases with an initial or original term of less than one year). The Company believes that the most effective leasing strategy does not necessarily provide the highest possible occupancy rate at any one shopping mall at any particular time, but rather takes a longer view, seeking to establish at each enclosed mall shopping center the optimal combination of retailers to attract a broad spectrum of shoppers. The Company seeks to market its available space to ensure a diversity of retailers both by type of goods as well as by pricing strategies (e.g., luxury, mass merchandisers and discount).

CURRENT PROPERTIES

  The following table provides an overview of the properties owned by the Company as of April 30, 1998 (including Northbrook Court, which was acquired by the Company on May 8, 1998), including information on the cities and states in which the properties are located, anchor stores, total square feet of space within each property, the year the property was opened and/or remodeled or expanded and the direct or indirect ownership interest of the Company in each property:

                             WHOLLY-OWNED CENTERS

                                          TOTAL
                                        GLA/MALL
                             YEAR          AND
                            OPENED/   FREESTANDING
    NAME OF CENTER/        REMODELED       GLA                                                                  ANCHOR
      LOCATION(1)         OR EXPANDED (SQUARE FEET)                          ANCHORS                           VACANCIES
    ---------------       ----------- ------------- ---------------------------------------------------------- ---------
Bayshore Mall              1987/1989     615,481/   Gottschalks, JCPenney, Sears, Mervyn's                       None
 Eureka, California                       345,466
Bellis Fair Mall           1988/N/A      768,527/   The Bon Marche, JCPenney, Sears, Target, Mervyn's            None
 Bellingham, Washington                   349,606
Birchwood Mall               1990/       716,449/   Younkers, JCPenney, Sears, Target, Hudson's                  None
 Port Huron, Michigan     1991, 1997      287,306
Capital Mall                 1978/       517,680/   Dillard's, JCPenney, Sears                                   None
 Jefferson City,          1985, 1992      307,815
 Missouri
Century Mall                 1975/       726,109/   JCPenney, McRae's, Rich's, Sears                             None
 Birmingham, Alabama      1990, 1994      237,764
Chapel Hills Mall          1982/1986   1,159,187/   Joslin's, Sears, Mervyn's, KMart, JCPenney, Dillard's        None
 Colorado Springs,                        420,010
 Colorado
Colony Square Mall         1981/1987     547,738/   Lazarus, Elder-Beerman, JCPenney, Sears                      None
 Zanesville, Ohio                         289,559
Columbia Mall              1985/1987     733,368/   Dillard's, JCPenney, Sears, Target                           None
 Columbia, Missouri                       317,924
Eagle Ridge Mall           1996/N/A      735,909/   Dillard's, JCPenney, Sears                                   None
 Winter Haven, Florida                    317,648
Eden Prairie Mall          1976/1994     862,399/   Sears, Target, Kohl's, Mervyn's                              None
 Eden Prairie, Minnesota                  325,602
Fallbrook Mall             1966/1985     992,856/   JCPenney, Target, Mervyn's, KMart, Burlington Coat Factory   None
 West Hills (Los                          452,251
 Angeles), California
Fox River Mall             1984/1991   1,045,806/   Dayton's, Younkers, JCPenney, Sears, Target                  None
 Appleton, Wisconsin                      537,813
Gateway Mall               1990/1990     643,864/   The Emporium, Sears, Target                                  None
 Springfield (Eugene),                    357,964
 Oregon
Grand Traverse Mall        1992/N/A      577,733/   Hudson's, JCPenney, Target                                   None
 Traverse City, Michigan                  312,756
Greenwood Mall             1979/1987     746,617/   Castner Knott, JCPenney, Sears, Dillard's                    None
 Bowling Green, Kentucky                  367,682
Knollwood Mall             1955/1981     511,445/   Kohl's                                                       One
 St. Louis Park                           301,309
 (Minneapolis),
 Minnesota
Lakeview Mall              1983/N/A      621,729/   Hudson's, JCPenney, Sears                                    None
 Battle Creek, Michigan                   331,464

                                                     TOTAL
                                                   GLA/MALL
                                      YEAR            AND
                                     OPENED/     FREESTANDING
         NAME OF CENTER/            REMODELED         GLA                                    ANCHOR
           LOCATION(1)             OR EXPANDED   (SQUARE FEET)            ANCHORS           VACANCIES
         ---------------         --------------- -------------   ------------------------   ---------
 Lansing Mall                       1969/N/A        833,108/     Hudson's, JCPenney,          None
  Lansing, Michigan                                  390,980     Mervyn's, Montgomery
                                                                 Ward
 Lockport Mall                      1971/1984       345,932/     Montgomery Ward, Hills,      None
  Lockport, New York                                 125,535     Bon Ton
 Mall of the Bluffs                 1986/1988       587,201/     Dillard's, JCPenney,         None
  Council Bluffs                                     353,567     Target
  (Omaha, NE), Iowa
 Market Place Mall                  1975/N/A        821,117/     Sears, Bergner's,            None
  Champaign, Illinois                                357,966     JCPenney
 Natick Mall                        1966/1994     1,152,039/     Sears, Filene's, Lord &      None
  Natick, Massachusetts                              428,039     Taylor, Macy's
 Northbrook Court                   1976/1996       995,504/     Lord & Taylor, Marshall      None
  Northbrook (Chicago), Illinois                     379,585     Fields, Neiman Marcus,
                                                                 General Cinema
 Oakwood Mall                       1986/1991       786,326/     Dayton's, JCPenney,          None
  Eau Claire, Wisconsin                              321,250     Target, Sears, Scheel's
                                                                 All Sports
 Park Mall                          1974/N/A        848,325/     Sears, Dillard's, Macy's     None
  Tucson, Arizona                                    339,325
 Piedmont Mall                      1984/1995       652,195/     Belk, Hills, JCPenney,       None
  Danville, Virginia                                 187,045     Sears, Belk Mens
 The Pines                          1986/1990       607,543/     Dillard's, JCPenney,         None
  Pine Bluff, Arkansas                               268,034     Sears, Wal-Mart
 Rio West Mall                      1981/1991       379,195/     Beall's, JCPenney, KMart     None
  Gallup, New Mexico                                 193,580
 River Falls Mall                   1990/N/A        744,532/     Bacons, Wal-Mart, Toys       None
  Clarksville (Louisville, KY),                      399,367     'R Us
  Indiana
 River Hills Mall                   1991/1996       637,262/     Herberger's, JCPenney,       None
  Mankato, Minnesota                                 285,213     Target, Sears
 Sooner Fashion Square              1976/N/A        431,536/     Dillard's, JCPenney,         None
  Norman, Oklahoma                                   199,911     Sears
 Southlake Mall                     1976/N/A      1,023,428/     Sears, Rich's, JCPenney,     None
  Morrow, Georgia                                    285,328     Macy's
 SouthShore Mall                    1981/N/A        339,815/     JCPenney, Sears, KMart       None
  Aberdeen, Washington                               150,497
 Southwest Plaza                 1983/1994, 1995  1,292,733/     Joslin's, Foley's,           None
  Denver, Colorado                                   690,101     Sears, JCPenney,
                                                                 Montgomery Ward
 Valley Hills Mall                  1978/1986       618,126/     Belk, JCPenney, Sears        None
  Hickory, North Carolina                            205,830
 Westwood Mall                      1972/1993       465,154/     Elder-Beerman, JCPenney,     None
  Jackson, Michigan                                  147,124     Montgomery Ward
 West Valley Mall                   1995/N/A        665,483/     Gottschalks, JCPenney,       None
  Tracy, California                                  147,467     Target, Sears
 MALLS UNDER DEVELOPMENT
 Coral Ridge Mall                  1998(2)/N/A    1,200,000/     Dillard's, Younkers,         None
  Iowa City, Iowa                                    200,000     Sears, JCPenney, Target
 Rivertown Crossings                 1999(2)       1,100,000(1)  (3)                          (3)
  Grandville (Grand Rapids),
  Michigan                                           300,000(2)

--------
(1) In cases where an enclosed mall shopping center's location is part of a larger metropolitan area, the metropolitan area is identified in parentheses.

(2) Projected.

(3) Upon completion, this enclosed mall shopping center will contain up to five major department stores, including Sears, Younkers and Hudson's.

                           UNCONSOLIDATED CENTERS(1)

                                                      TOTAL
                             YEAR                    GLA/MALL
                            OPENED/              AND FREESTANDING
    NAME OF CENTER/        REMODELED  OWNERSHIP        GLA                                         ANCHOR
      LOCATION(2)         OR EXPANDED INTEREST %  (SQUARE FEET)               ANCHORS             VACANCIES
    ---------------       ----------- ---------- ---------------- ------------------------------- ---------
Arrowhead Towne Center     1993/1996     12.7       1,130,901/    Dillard's, JCPenney, Mervyn's,    None
 Glendale, Arizona                                     397,656    Montgomery Ward, Robinson's-May
Bay City Mall              1991/1993     38.2         527,273/    Sears, Target, JCPenney,          None
 Bay City, Michigan                                    211,595    Younkers
Brass Mill                  1997/N/A     38.2       1,128,255/    Sears, Filene's, JCPenney          One
 Center/Commons                                        528,608
 Waterbury, Connecticut
Chula Vista Center         1960/1994     38.2         884,227/    Macy's, Sears, JCPenney,          None
 Chula Vista, California                               302,364    Mervyn's
Columbiana Centre          1990/1992     38.2         811,047/    Sears, Parisian's, Dillard's,     None
 Columbia, South                                       251,130    J. B. White
 Carolina
Deerbrook Mall,             1984/N/A     38.2       1,195,527/    Sears, Mervyn's, Foley's,         None
 Humble (Houston), Texas                               362,936    JCPenney, Dillard's
Lakeland Square            1988/1994     19.1         903,660/    Sears, Belk-Lindsey, Dillard's,   None
 Lakeland, Florida                                     291,780    JCPenney, Burdines, Dillard's
                                                                  (Men's & Home Furnishings)
Moreno Valley Mall          1992/N/A     38.2       1,035,508/    Sears, Robinson's-May,            None
 Moreno Valley,                                        429,254    JCPenney, Harris'
 California
Neshaminy Mall             1968/1995     19.1         945,779/    Sears, Strawbridge & Clothier,    None
 Bensalem, Pennsylvania                                257,381    Boscov's
Newgate Mall               1981/1994     38.2         625,953/    Sears, Mervyn's, Dillard's        None
 Ogden, Utah                                           247,428
New Park Mall              1980/1993     19.1       1,131,329/    Sears, Macy's, Mervyn's,          None
 Newark, California                                    388,005    JCPenney
North Point Mall            1993/N/A     38.2       1,366,405/    Sears, JCPenney, Lord & Taylor,   None
 Alpharetta (Atlanta),                                 396,287    Rich's, Dillard's, Parisian's
 Georgia
Oaks Mall                  1978/ N/A     51.0         907,392/    Dillards, Burdines, Sears,        None
 Gainesville, Florida                                  349,725    JCPenney, Belk
The Parks at Arlington      1988/N/A      N/A(3)    1,191,828/    Sears, Dillard's, Mervyn's,       None
 Arlington, Texas                                      359,912    Foley's, JCPenney
The Pavilions at           1990/1994      N/A(3)      963,419/    Sears, Filene's, JCPenney,        None
 Buckland Hills                                        327,284    Lord & Taylor, Filene's Home
 Manchester, Connecticut                                          Store, Dick's Sporting Goods
Pembroke Lakes Mall         1992/N/A     38.2       1,063,955/    Sears, Burdine's, JCPenney,       None
 Pembroke Pines, Florida                               337,235    Dillard's, Dillard's (Men's &
                                                                  Home Furnishings)
Prince Kuhio Plaza          1985/N/A     38.2         504,217/    Sears, Liberty House,             None
 Hilo, Hawaii                                          166,191    JCPenney
Quail Springs Mall         1980/1992     50.0       1,111,935/    Dillard's, Foley's, JCPenney,     None
 Oklahoma City, Oklahoma                               329,183    Sears
Rolling Oaks Mall          1988/1992     19.1         758,584/    Sears, Dillard's, Foley's         None
 San Antonio, Texas                                    297,727
Steeplegate Mall            1990/N/A     38.2         447,180/    Sears, JCPenney                    One
 Concord, New Hampshire                                162,655
Superstition Springs       1990/1994     12.7       1,073,726/    Sears, JCPenney, Dillard's,       None
 Center                                                368,361    Mervyn's, Robinson's-May
 East Mesa, Arizona
Town East Mall             1971/1986     50.0       1,270,363/    Sears, Foley's, JCPenney,         None
 Mesquite, Texas                                       434,586    Dillard's

                           YEAR                    TOTAL
                          OPENED/                 GLA/MALL
                         REMODELED            AND FREESTANDING
    NAME OF CENTER/         OR     OWNERSHIP        GLA                                     ANCHOR
      LOCATION(2)        EXPANDED  INTEREST %  (SQUARE FEET)             ANCHORS           VACANCIES
    ---------------      --------- ---------- ---------------- --------------------------- ---------
Tysons Galleria          1988/1997    38.2         809,225/    Macy's, Saks Fifth Avenue,    None
 McLean, Virginia                                  296,838     Neiman Marcus
Vista Ridge Mall         1989/1991    30.6       1,052,419/    Sears, Dillard's, Foley's,    None
 Lewisville, Texas                                 379,555     JCPenney
Washington Park Mall     1984/1986    38.2         351,483/    Sears, Dillard's, JCPenney    None
 Bartlesville, Oklahoma                            157,190
West Oaks Mall            1996/N/A    38.2       1,042,723/    Dillard's, Sears, JCPenney,   None
 Ocoee (Orlando),                                  312,626     Gayfers
 Florida
Westroads Mall           1968/1995    51.0       1,074,046/    Von Maur, JCPenney,           None
 Omaha, Nebraska                                   382,836     Younkers
The Woodlands Mall       1994/ N/A    19.1       1,031,892/    Sears, Dillard's, Mervyn's,   None
 The Woodlands                                     350,082     Foley's, JCPenney
 (Houston), Texas

--------
(1) Includes the Homart Centers and the Property Joint Ventures.

(2) In cases where an enclosed mall shopping center's location is part of a larger metropolitan area, the metropolitan area is identified in parentheses.

(3) GGP/Homart's participation is subordinated to certain preferred returns to the Company's joint venture partners.

NEW DEVELOPMENT

  Currently, the Company is developing two enclosed mall shopping centers comprising approximately 2.3 million square feet of GLA:

  Coral Ridge Mall. Construction on the Coral Ridge Mall, an enclosed mall shopping center located in Coralville (Iowa City), Iowa, is nearing completion. This 1.2 million square foot enclosed mall shopping center is scheduled to open in July 1998. The mall will feature five department stores:
Dillard's, Younkers, Sears, JCPenney and Target. In addition, the Coral Ridge Mall contains a 10 screen movie theater, an ice rink and a children's museum.

  Rivertown Crossings. A ground-breaking ceremony was held on December 4, 1997 for Rivertown Crossings, an enclosed mall shopping center located in Grandville (Grand Rapids), Michigan. Upon completion, this 1.1 million square foot enclosed mall shopping center located on a 138 acre site will contain up to five department stores including Sears, Younkers and Hudson's. Rivertown Crossings is expected to open in August 1999.

EXPANSION

  During the first quarter of 1998, construction was completed on three expansion projects totaling 262,000 square feet of additional space. These new additions and expansions consisted of the construction of a 63,000 square foot theater at the Newgate Mall located in Ogden, Utah, the construction of a 174,000 square foot Target store at the New Park Mall located in Newark, California and the construction of a 25,000 square foot Borders Bookstore at the West Oaks Mall located in Ocoee (Orlando), Florida.

  Five other expansion projects are currently underway including: an 80,240 square foot Sears department store at the Mall of the Bluffs located in Council Bluffs, Iowa, a 96,000 square foot theater at the Quail Springs Mall located in Oklahoma City, Oklahoma, a 95,000 square foot theater at the Neshaminy Mall located in Bensalem (Philadelphia), Pennsylvania, a 150,000 square foot JCPenney store at The Woodlands Mall located in Houston, Texas and a 77,000 square foot theater at the Gateway Mall located in Springfield (Eugene), Oregon.

THIRD-PARTY MANAGEMENT

  At April 30, 1998, the Company managed 36 retail properties for 26 third-party management clients. These properties are located in 17 U.S. states, contain approximately 28.7 million square feet of GLA, and are leased to over 3,000 tenants.

  The Company's management business serves a broad base of clients, including major financial institutions and pension funds, real estate advisory firms and real estate investment groups. Management believes that the Company's third-party management business provides the Company with extensive infrastructure in national markets, the ability to attract and retain superior managerial talent and proprietary knowledge about its managed properties and their markets that provide it with competitive advantages in leasing and acquisitions.

                             DESCRIPTION OF PIERS

  The following summary sets forth the material terms and provisions of the PIERS and is qualified in its entirety by reference to the terms and provisions of the Certificate of Designations, Preferences and Rights (the "Certificate of Designations") relating to the PIERS, which was filed by the
Company on June   , 1998 on Form 8-K, and the Company's Certificate of
Incorporation, as amended (the "Certificate of Incorporation"), both of which have been filed as exhibits to the Registration Statement; and which are incorporated by reference herein. The following description of the particular terms of the PIERS supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Preferred Stock set forth in the accompanying Prospectus, to which description reference is hereby made.

GENERAL

  The Certificate of Incorporation authorizes the Board of Directors to issue up to 5,000,000 shares of Preferred Stock, par value $100 per share. No Preferred Stock is outstanding as of the date of this Prospectus Supplement.

  The Board of Directors has adopted a Certificate of Designations determining the terms of the PIERS as a series of Preferred Stock consisting of up to 460,000 PIERS (representing 18,400,000 Depositary Shares), designated as the
   % Series A Convertible, Cumulative Preferred Stock (referred to herein as the PIERS). When issued, the PIERS will be validly issued, fully paid and nonassessable. Unless converted or redeemed by the Company, PIERS are subject to mandatory redemption on June 15, 2008. The Company will cause to be issued Depositary Shares each representing 1/40 of a PIERS. Application will be made to list the Depositary Shares and the Common Stock issuable upon conversion or redemption of the PIERS on the NYSE. The Depositary Shares are expected to be listed under the symbol "GGPPrA" and the Common Stock into which the PIERS are convertible or for which the PIERS may be redeemable will be listed under the symbol "GGP." Trading of the Depositary Shares is expected to commence on the NYSE within 30 days of the closing of the Offering. The Company does not expect that there will be any public trading market for the PIERS except as represented by the Depositary Shares.

  In connection with the Offering, the Company will contribute or otherwise transfer the net proceeds of the sale of the PIERS to the Operating Partnership and the Operating Partnership will issue to the Company Preferred OP Units that mirror the rights, preferences and other privileges of the PIERS. The Operating Partnership will be required to make all required distributions on such Preferred OP Units prior to any distribution of cash or assets to the holders of Common OP Units or to the holders of any other equity interest of the Operating Partnership, except for any other series of preference units ranking on a parity with such Preferred OP Units as to distributions and liquidation, and except for distributions required to enable the Company to maintain its qualification as a REIT.

RANKING

  The PIERS will rank senior to the Common Stock as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company.

DIVIDENDS

  Holders of the PIERS will be entitled to receive, when, as and if declared by the Board of Directors, out of assets legally available for the payment of dividends, quarterly cumulative cash dividends in an amount per share equal to
the greater of (i)   % of the $1,000.00 liquidation preference per annum
(equivalent to $    per annum per Depositary Share), payable in equal amounts
of $      per PIERS quarterly (equivalent to $      per Depositary Share
quarterly) and (ii) the cash dividends paid or payable (determined on each of the Dividend Payment Dates for the PIERS referred to below) on that number of shares of Common Stock equal to the number of shares of Common Stock (or portion thereof) into which a PIERS is convertible. Dividends on the PIERS
will accumulate and be cumulative from        , 1998, and will be payable in
arrears quarterly on the fifteenth day of each January, April, July and October or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). The first dividends on the PIERS, which will be paid on July 15, 1998, will be for less than a full quarter. Such dividends and any dividends payable on the PIERS for any other partial dividend period will be computed on the basis of a 360 day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

  No dividend on the PIERS will be declared by the Board of Directors if such declaration, payment or setting apart for payment would violate any agreement of the Company or is restricted or prohibited by law.

  If any PIERS are outstanding, no dividends will be declared or paid or set apart for payment on any series of Capital Stock of the Company ranking, as to payment of dividends or amounts upon liquidation, on a parity with or junior to the PIERS for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the PIERS for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the PIERS and the shares of any other series of Capital Stock ranking on a parity as to payment of dividends with the PIERS, all dividends declared upon the PIERS and any other series of capital stock ranking on a parity as to payment of dividends with the PIERS will be declared pro rata so that the amount of dividends declared per PIERS and such other series of Capital Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the PIERS and such other series of Capital Stock (which shall not include any accumulation in respect of unpaid dividends for prior distribution periods if such shares of Capital Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the PIERS which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the PIERS have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in Common Stock or other Capital Stock ranking junior to the PIERS as to payment of dividends and upon liquidation, dissolution or winding-up of the Company) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Stock or any other Capital Stock of the Company ranking junior to or on a parity with the PIERS as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company, nor shall any Common Stock or any other Capital Stock ranking junior to or on a parity with the PIERS as to dividends or amounts upon liquidation, dissolution or winding-up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Capital Stock) by the Company (except by conversion into or exchange for other Capital Stock of the Company ranking junior to the PIERS as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purpose of maintaining the Company's qualification as a REIT).

  Notwithstanding the foregoing, dividends on the PIERS will accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such dividends are declared. Accumulated but unpaid dividends on the PIERS will not bear interest and holders of the PIERS will not be entitled to any dividends in excess of full cumulative dividends as described above.

  Any dividend payment made on the PIERS shall first be credited against the earliest accumulated but unpaid dividend due with respect to such PIERS which remains payable.

  If the Company designates any portion of a dividend as a "capital gain dividend," a U.S. Stockholder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends paid to such U.S. Stockholder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends paid on all classes of shares of Capital Stock for the year. See "Certain Federal Income Tax Considerations."

LIQUIDATION PREFERENCE

  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the PIERS will be entitled to receive out of the assets of the Company available for distribution to stockholders remaining after payment or provisions for payment of all debts and other liabilities of the Company a liquidation preference of $1,000.00 per PIERS (equivalent to $25.00 per Depositary Share), plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Stock or any other Preferred Stock ranking junior to the PIERS as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of PIERS will have no right or claim to any of the remaining assets of the Company. None of (i) a consolidation or merger of the Company with or into another entity, (ii) a merger of another entity with or into the Company, (iii) a statutory share exchange by the Company or (iv) a sale, lease or conveyance of all or substantially all of the Company's property or business shall be considered a liquidation, dissolution or winding-up of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to make the full payment due to holders of the PIERS and the corresponding amounts payable on all other shares of Preferred Stock of the Company ranking on a parity with the PIERS as to the distribution of assets upon the liquidation, dissolution or winding-up of the Company, then the holders of the PIERS and all other such shares of Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

REDEMPTION

  Except in certain circumstances relating to the preservation of the Company's status as a REIT for federal income tax purposes, the PIERS will not be redeemable prior to June 15, 2003. On and after June 15, 2003, the PIERS will be redeemable by the Company, in whole or in part, at the option of the Company, for such number of shares of Common Stock as equals the liquidation preference of the PIERS to be redeemed divided by the Conversion Price as of the opening of business on the date set for such redemption (equivalent
initially to a conversion rate of         shares of Common Stock for each
Depositary Share) (the "Stock Redemption Right"). The Company may exercise the Stock Redemption Right only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the
closing price of the Common Stock on the NYSE exceeds $     per share, subject
to adjustment under the circumstances described below under "--Conversion Price Adjustments." To exercise the Stock Redemption Right, the Company must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions described in the preceding sentence have, from time to time, been met, but may not issue a press release prior to April 15, 2003.

  Notice of redemption pursuant to the Stock Redemption Right will be given by mail or by publication (with subsequent prompt notice by mail) to the holders of the PIERS not more than four business days after the Company issues the press release announcing its intention to redeem the PIERS. The redemption date will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues such press release.

  On and after June 15, 2003, the PIERS may be redeemed at the option of the Company, in whole or from time to time in part, at the following redemption prices per PIERS if redeemed during the twelve-month period beginning June 15 of the year indicated below, plus, in each case, all distributions accumulated and unpaid on the PIERS to the date of such redemption (the "Cash Redemption Right"), upon giving notice as provided below:

                                           REDEMPTION PRICE   EQUIVALENT PRICE
       YEAR                                   PER PIERS     PER DEPOSITARY SHARE
       ----                                ---------------- --------------------
       2003...............................
       2004...............................
       2005...............................
       2006...............................
       2007 and thereafter................    $1,000.00           $25.0000

  The Company will not exercise its option to redeem the PIERS pursuant to the Cash Redemption Right unless the redemption price (other than the portion thereof consisting of accumulated and unpaid dividends) for the exercise of the Cash Redemption Right is paid solely out of the sale proceeds of other shares of Capital Stock of the Company (which shares of Capital Stock may, at the Company's option, include other series of Preferred Stock or other securities of the Company which, by their terms, are subject to mandatory conversion or exchange, or which require the purchase of such Capital Stock) and from no other source.

  Notice of redemption pursuant to the Cash Redemption Right will be mailed, not less than 20 nor more than 60 days prior to the PIERS Redemption Date, to each holder of record of PIERS to be redeemed, notifying such holder of the Company's election to redeem such shares, stating (i) the date fixed for redemption thereof, (ii) the redemption price, (iii) the number of PIERS to be redeemed (and, if fewer than all the PIERS are to be redeemed, the number of PIERS to be redeemed from such holder), (iv) the place(s) where the PIERS are to be surrendered for payment, (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date and (vi) the date upon which the holder's conversion rights, if any, as to such PIERS shall terminate.

  The PIERS will be subject to mandatory redemption on June 15, 2008 at a price of $1,000.00 per PIERS (equivalent to $25.00 per Depositary Share), plus accumulated and unpaid distributions to the redemption date (the "Mandatory Redemption Date"). Notice of mandatory redemption will be mailed not less than 20 nor more than 60 days prior to the Mandatory Redemption Date, to each holder of PIERS to be redeemed, notifying such holder of the mandatory redemption of such PIERS, stating (i) the redemption price, (ii) the place(s) where the PIERS are to be surrendered for payment, (iii) that distributions on the PIERS to be redeemed will cease to accumulate on such redemption date and
(iv) the date upon which the holder's conversion rights, if any, as to such PIERS shall terminate.

  Any date fixed for redemption pursuant to the foregoing provisions is referred to as a "PIERS Redemption Date."

  If fewer than all of the outstanding PIERS are to be redeemed pursuant to the Stock Redemption Right or the Cash Redemption Right, the PIERS to be redeemed will be determined pro rata or by lot or in such other manner as prescribed by the Board of Directors. If such redemption is to be by lot and as a result of such redemption any holder of PIERS would become a holder of a number of PIERS in excess of the Ownership Limit because such holder's PIERS were not redeemed, or were only redeemed in part, then, except in certain instances, the Company will redeem the requisite number of PIERS of such holder such that such holder will not hold in excess of the Ownership Limit subsequent to such redemption. In addition, the Company may redeem PIERS in certain circumstances relating to the maintenance of its ability to qualify as a REIT for federal income tax purposes.

  On or after the PIERS Redemption Date, each holder of PIERS to be redeemed must present and surrender the certificates representing such holder's PIERS to the Company at the place designated in the applicable notice and thereupon the redemption price of such PIERS will be paid to or on the order of the person whose name appears on such certificate representing PIERS as the owner thereof and each surrendered certificate will be canceled. If fewer than all the PIERS represented by any such certificate representing PIERS are to be redeemed, a new certificate will be issued representing the unredeemed PIERS. From and after the PIERS Redemption Date (unless the Company defaults in payment of the redemption price), all distributions on the PIERS called for redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to the PIERS Redemption Date), will cease and terminate and such PIERS will not thereafter be transferred (except with the consent of the Company) on the Company's books, and such PIERS shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to a PIERS Redemption Date relating to its Cash Redemption Right, may irrevocably deposit the redemption price (including accumulated and unpaid dividends) of the PIERS so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the PIERS to be redeemed will (i) state the date of such deposit,
(ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such PIERS at such place on or about the date fixed in such redemption notice (which may not be later than such PIERS Redemption
Date) against payment of the redemption price (including all accumulated and unpaid distributions to such PIERS Redemption Date). Any moneys so deposited which remain unclaimed by the holders of the PIERS at the end of two years after the PIERS Redemption Date will be returned by such bank or trust company to the Company.

  Notwithstanding the foregoing, unless full cumulative dividends on all PIERS have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period, no PIERS will be redeemed unless all outstanding PIERS are simultaneously redeemed; provided, however, that the foregoing will not prevent the purchase or acquisition of PIERS pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding PIERS. In addition, unless full cumulative dividends on all outstanding PIERS have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Company will not purchase or otherwise acquire directly or indirectly any PIERS or any Preferred Stock ranking junior to or on a parity with the PIERS as to payment of dividends or amounts upon liquidation, dissolution or winding-up of the Company (except by conversion into or exchange for shares of Common Stock or other Capital Stock of the Company ranking junior to the PIERS as to payment of dividends and amounts upon liquidation, dissolution or winding-up of the Company or by redemptions for the purposes of maintaining the Company's qualification as a REIT).

  Fractional shares of Common Stock are not to be issued upon redemption of the PIERS pursuant to the Stock Redemption Right, but, in lieu thereof, the Company will pay a cash adjustment based on the current market price of the Common Stock on the trading day prior to the PIERS Redemption Date.

VOTING RIGHTS

  Holders of PIERS will not have any voting rights, except as provided by applicable law and as described below.

  Whenever dividends on any PIERS are in arrears for six or more quarterly periods, the holders of the PIERS (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company to serve on the Board of Directors. Such election shall be held at the next annual meeting of stockholders (or a special meeting of the stockholders held in place thereof) and at each subsequent annual meeting of the stockholders until all arrearages and the dividends accumulated on the PIERS and such other series of Preferred Stock upon which like voting rights have been conferred and are exercisable for the then current dividend period have been fully paid or declared and a sum sufficient for the full payment thereof has been set aside. In such case, the entire Board of Directors will be increased by two directors. Vacancies for directors elected by holders of PIERS and any other such series of Preferred Stock shall be filled by the remaining director so elected then in office or, if there is no such remaining director, by vote of holders of a majority of the outstanding PIERS and any other such series of Preferred Stock voting as a single class. A director elected by the holders of PIERS and any other such series of Preferred Stock may be removed only for cause and only by the vote of holders of seventy-five percent of the outstanding PIERS and any other such series of Preferred Stock voting as a single class.

  So long as any PIERS remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the PIERS outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Capital Stock of the Company ranking prior to the PIERS with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Company, or reclassify any authorized Capital Stock of the Company into such Capital Stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such Capital Stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation or the Certificate of Designations relating to the PIERS, whether by merger or consolidation or otherwise (an "Event") so as to materially affect any right, preference, privilege or voting power of the PIERS or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as PIERS remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event will not be deemed to materially affect such rights, preferences, privileges or voting power of holders of PIERS; and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock or (y) any increase in the amount of authorized PIERS or any other series of Preferred Stock, in each case ranking on a parity with or junior to the PIERS with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of the Company, will not be deemed to materially affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding PIERS have been converted, redeemed or called for redemption and sufficient funds or shares of Common Stock, as applicable, shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

  Subject to the restrictions on transfer and ownership described below in "-- Restrictions on Ownership and Transfer," the PIERS will be convertible in whole or in part at any time, at the option of the holders thereof, into
Common Stock at a conversion price of $   per share of Common Stock
(equivalent to a conversion rate of      shares of Common Stock for each
Depositary Share), subject to adjustment as described below (the "Conversion Price"). The right to convert PIERS called for redemption will terminate at the close of business on the second business day prior to a PIERS Redemption Date. For information as to notices of redemption, see "--Redemption" above.

  Conversion of PIERS, or a specified portion thereof, may be effected by delivering certificates representing PIERS together with written notice of conversion and a proper assignment of such certificates to Norwest Bank Minnesota, N.A., the conversion agent for the PIERS. Currently, such office is the principal corporate trust office of Norwest Bank Minnesota, N.A., 161 North Concord Exchange, South St. Paul, Minnesota 55075.

  Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing PIERS shall have been surrendered and notice shall have been received by the Company as aforesaid (and if applicable, payment of any amount equal to the dividend payable on such PIERS shall have been received by the Company as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

  Holders of PIERS at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on such PIERS on the corresponding Dividend Payment Date notwithstanding the conversion of such PIERS following such Dividend Record Date and prior to such Dividend Payment Date. However, certificates representing PIERS surrendered for conversion during the period between the close of business on any Dividend Record Date and ending with the opening of business on the corresponding Dividend Payment Date (except PIERS converted after the issuance of a notice of redemption with respect to a PIERS Redemption Date during such period or coinciding with such Dividend Payment Date, which PIERS will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such PIERS on such Dividend Payment Date. A holder of PIERS on a Dividend Record Date who (or whose transferee) tenders any such PIERS for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Company on such PIERS on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of certificates representing such PIERS for conversion. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted PIERS or for dividend on the shares of Common Stock that are issued upon such conversion.

  Fractional shares of Common Stock will not be issued upon conversion but, in lieu thereof, the Company will pay a cash adjustment based on the current market price of the Common Stock at the close of business on the trading day prior to the conversion date.

CONVERSION PRICE ADJUSTMENTS

  The Conversion Price is subject to adjustment upon certain events, including
(i) the payment of dividends (and other distributions) payable in Common Stock on any class or series of capital stock of the Company, (ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the fair market value per share of Common Stock, (iii) subdivisions, combinations and reclassifications of Common Stock, (iv) distributions to all holders of Common Stock or any other class of capital stock of evidences of indebtedness of the Company or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to above and dividends and distributions paid in cash out of equity, including revaluation equity, applicable to Common Stock), (v) distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (iv)) to all holders of Common Stock to the extent such distributions, combined with
(A) all such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made plus (B) any cash and the fair market value of other consideration payable in respect of any tender offers by the Company for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, but only to the extent that the consideration payable in respect of such tender offers exceeds the current market price of the Common Stock acquired in such tender offers, exceeds 15% of the Company's market capitalization (being the product of the then current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date for such distribution and (vi) a tender offer made by the Company or any subsidiary for all or any portion of the Common Stock shall expire and such tender offer shall require payment to stockholders of aggregate consideration having a fair market value that combined with (Y) the aggregate of the cash plus the fair market value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any subsidiary for all or any portion of the Common Stock expiring within 12 months preceding the expiration of such tender offer and in respect of which no adjustment to this section (vi) has been made, but only to the extent that the consideration payable in respect of such expired tender offer exceeds the current market price of the Common Stock acquired in such tender offer, and (Z) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to section (v) has been made, exceeds 15% of the product of the current market price per share of the Common Stock as of the last time tenders could have been made pursuant to such tender offer times the number of shares of Common Stock outstanding (including tendered shares). In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock.

  In case the Company shall be a party to any transactions (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Common Stock or sale of all or substantially all of the Company's assets), in each case as a result of which Common Stock will be converted into the right to receive shares of common stock or beneficial interest, securities or other property (including cash or any combination thereof), each PIERS will thereafter be convertible into the kind and amount of shares of stock or beneficial interest, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Common Stock or fraction thereof into which one PIERS was convertible immediately prior to such transaction, assuming such holder of Common Stock failed to exercise any rights of election (provided that if the kind and amount of stock or beneficial interest, securities and other property so receivable is not the same for each non-electing share, the kind and amount so receivable by each non-electing share shall be deemed to be the kind and amount received per share by a plurality of non-electing shares). The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

  No adjustment of the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

RESTRICTIONS ON OWNERSHIP

  For information regarding restrictions on ownership of the PIERS, see "Description of Common Stock--Restrictions on Transfer" in the accompanying Prospectus and "Description of Depositary Shares--Ownership Restrictions" in this Prospectus Supplement.

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DIVIDEND DISBURSING AGENT

  The transfer agent, registrar, conversion agent and dividend disbursing agent for the PIERS will be Norwest Bank Minnesota, N.A.

                       DESCRIPTION OF DEPOSITARY SHARES

  The following summary of the terms of the Deposit Agreement (as defined below), Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Deposit Agreement, which is incorporated by reference herein. The following description of the particular terms of the Depositary Shares supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Depositary Shares set forth in the accompanying Prospectus, to which description reference is hereby made.

  The Company will cause to be issued receipts ("Depositary Receipts") for Depositary Shares, each of which will represent 1/40 of a PIERS. The PIERS represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among the Company, Norwest Bank Minnesota, N.A. (the "Depositary") and the holders from time to time of the Depositary Receipts issued thereunder. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of PIERS represented by such Depositary Share, to all the rights and preferences of the PIERS represented thereby (including dividend, voting, conversion, redemption and liquidation rights, preferences and privileges).

GENERAL

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Immediately following the issuance of the PIERS by the Company and the delivery of such PIERS to the Depositary, the Company will cause the Depositary to issue, on behalf of the Company, the Depositary Shares to the Underwriters. Copies of the forms of Deposit Agreement and Depositary Receipt may be obtained upon request from the Company or the Depositary at the principal office of the Depositary at which at any particular time its depositary business may be administered (the "Depositary's Office"), which on the date hereof is 161 North Concord Exchange, South St. Paul, Minnesota 55075.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the PIERS to the record holders of Depositary Receipts evidencing the related Depositary Shares in such amounts, as nearly as practicable, of such dividend or distribution as are applicable to the number of such Depositary Shares owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in such amounts, as nearly as practicable, of such property (including securities) received by it as are applicable to the number of such Depositary Shares owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Depositary, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  No cash dividend will be paid in respect of any Depositary Share to the extent it represents any PIERS converted into Excess Shares.

WITHDRAWAL OF PIERS

  Upon surrender of not less than 40 Depositary Receipts at the Depositary's Office (unless the related Depositary Shares have previously been called for redemption or converted into Excess Shares), a holder thereof is entitled to delivery at such office, to or upon such holder's order, of the number of whole PIERS and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Shares will be entitled to receive whole PIERS on the basis of one PIERS for every 40 Depositary Shares, but holders of such whole PIERS thus withdrawn will not thereafter be entitled to deposit such Depositary Shares under the Deposit Agreement or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole PIERS to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Company does not expect that there will be a trading market for withdrawn PIERS.

REDEMPTION OF DEPOSITARY SHARES

  Whenever the Company redeems for shares of Common Stock or cash the PIERS held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the PIERS so redeemed, provided the Company shall have delivered to the Depositary shares of Common Stock and/or cash sufficient to effect a redemption of the PIERS to be redeemed. Each Depositary Share will be redeemable for that number of shares of Common Stock equal to 1/40 of the number of shares of Common Stock or 1/40 of the amount of cash and (in either case) any other amounts per PIERS payable with respect to the PIERS. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Depositary that will not result in the issuance of Excess Shares.

  The Depositary is not required to transfer or exchange any Depositary Receipts for a period beginning at the close of business on the day the Company first publicly announces the redemption of PIERS and ending at the close of business on the day the Depositary mails the notices of redemption of Depositary Shares or to transfer or exchange any Depositary Receipt evidencing Depositary Shares called for redemption in whole or in part, except as otherwise provided in the Deposit Agreement.

  From and after the date fixed for redemption, all dividends in respect of the PIERS (and Depositary Shares representing such PIERS) so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be outstanding and all rights of holders of the Depositary Shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PIERS

  Upon receipt of notice of any meeting at which the holders of the PIERS are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing Depositary Shares that represent such PIERS. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the PIERS) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of PIERS (or fraction thereof) represented by such holder's Depositary Shares. The Depositary will vote the amount of PIERS (or fractions thereof) represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting PIERS to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares which represent such PIERS. The Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or wilful misconduct of the Depositary.

LIQUIDATION PREFERENCE

  In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holder of each Depositary Receipt will be entitled to receive 1/40 of the liquidation preference accorded each PIERS represented by the Depositary Share evidenced by such Depositary Receipt (or $25.00 per Depositary Share).

CONVERSION OF PIERS

  The Depositary Shares, as such, are not convertible into shares of Common Stock or any other securities or property of the Company, except in connection with certain conversions in connection with the preservation of the Company's status as a REIT. Nevertheless, the Depositary Receipts may be surrendered by holders thereof to the Depositary at the Depositary's Office (or such other office or to such Depositary's agents as the Depositary may designate for such purpose) with written instructions to the Depositary to instruct the Company to cause conversion of the whole or fractional PIERS represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the PIERS represented by the Depositary Shares evidenced by such Depositary Receipt or Depositary Receipts has or have been converted and (ii) any money or other property to which the holder is entitled. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Depositary Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based on the closing price of the Common Stock on the last business day prior to the conversion. "Description of PIERS--Conversion Rights."

OWNERSHIP RESTRICTIONS

  The Depositary Receipts and the Deposit Agreement provide that, where PIERS deposited under the Deposit Agreement become or have become Excess Shares under the Certificate of Incorporation, the Depositary Shares related to such PIERS, (which shall be those Depositary Shares the direct, indirect or constructive ownership of which by a Prohibited Owner caused such PIERS to be treated as Excess Shares; provided that the number of

Depositary Shares so related and owned directly, indirectly or constructively by such Prohibited Owner shall be rounded up to the nearest 40 Depositary Shares), shall be entitled to receive dividends and exercise voting rights only to the extent that a Prohibited Owner with respect to the PIERS associated with such Depositary Shares would be entitled to receive dividends and exercise voting rights under the Certificate of Incorporation.

  Any Prohibited Owner of Depositary Shares that are Excess Shares shall repay to the Trustee the amount of any dividends or distributions received by it that (a) are attributable to such Excess Shares and (b) have a record date on or after the date that such Depositary Shares became Excess Shares. In addition, any vote by a Prohibited Owner as a holder of Depositary Shares prior to the discovery by the Company that the Depositary Shares are Excess Shares shall be rescinded and shall be void ab initio with respect to such Excess Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares which represent the PIERS and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. Each holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed to have consented and agreed to such amendment and to be bound by the Deposit Agreement as amended thereby.

  The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to assist in maintaining the Company's status as a REIT or (ii) a majority of the outstanding PIERS consents to such termination, whereupon the Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional PIERS as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Depositary with respect to such Depositary Receipts. The Company has agreed that if the Deposit Agreement is terminated to assist in maintaining the Company's status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, the Company will use its best efforts to list the PIERS issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares have been redeemed, (ii) there shall have been a final distribution in respect of the related PIERS in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such PIERS or (iii) each of the PIERS shall have been converted into shares of Common Stock not so represented by Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary arrangements, the initial deposit of the PIERS, the redemption of PIERS and the issuance of shares of Common Stock upon conversion. In addition, the Company will pay the fees and expenses of the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay any other transfer or other taxes and governmental charges. If, at the request of a holder of Depositary Receipts, the Depositary incurs charges or other expenses for which it is not otherwise liable under the Deposit Agreement, such holder will be liable for such charges and expenses.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary. A successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

MISCELLANEOUS

  The Depositary will, with the approval of the Company, appoint a Registrar for registration of the Depositary Receipts or Depositary Shares in accordance with any requirements of any applicable stock exchange in which the Depositary Receipts or Depositary Shares are listed. The Registrar will maintain books at the Depositary's Office for the registration of transfer of Depositary Receipts or at such other place as is approved by the Company and of which the holders of Depositary Receipts are given reasonable notice.

  The Depositary will forward to holders of Depositary Receipts any reports and other communications from the Company which are received by the Depositary and which the Company is required to furnish to the holders of the PIERS.

  Neither the Depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under the Deposit Agreement. Neither the Depositary nor any Depositary's agent nor the Company assumes any obligation or will be subject to any liability under the Deposit Agreement to any holder of Depositary Receipts other than to use its good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Company nor the Depositary will be obligated to appear in, prosecute or defend any legal proceeding in respect of any Depositary Shares or any PIERS unless satisfactory indemnity is furnished. The Company and the Depositary may rely on advice of counsel or accountants, or information provided by persons presenting PIERS for deposit, holders of Depositary Receipts or other persons believed to by authorized or competent and on documents believed to be genuine.

  In the event the Depositary shall receive conflicting claims, requests or instructions from any holder of Depositary Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

  The Depositary Receipts provide that each holder of Depositary Receipts shall, upon demand, be required to disclose to the Company such information with respect to the direct, indirect and constructive ownership of Depositary Shares and PIERS as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. United States Treasury Regulations currently require that the Company annually request written statements containing information as to the actual ownership of its Capital Stock from each record holder of more than 1% of the Company's Capital Stock. Depending upon the number of holders of Capital Stock, the reporting threshold required by the United States Treasury Regulations may fall as low as .5%. In addition, the Certificate of Incorporation requires direct, indirect and constructive owners of more than 1% (or such lower percentage as required by United States Treasury Regulations) of the Capital Stock to provide written notice and certain other information to the Company. It is unclear how these United States Treasury Regulations would apply in respect of the Depositary Shares and it is possible that record holders of Depositary Shares that fail to submit a written statement in response to the request required by the United States Treasury Regulations will be required to attach to their federal income tax returns specified information regarding the actual ownership of shares of Capital Stock of which they are the record holder. The Depositary has agreed to pass written statements from the Company requesting information with respect to the direct, indirect and constructive ownership of Depositary Shares and PIERS through to holders of Depositary Shares, and to provide the Company with the responses received in connection with such requests. The Depositary will also agree to provide the Company with a list of the record holders of Depositary Shares and such other information concerning the direct, indirect and constructive ownership of Depositary Shares as the Company may reasonably request.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The provisions of the Internal Revenue Code of 1986, as amended (the "Code"), pertaining to REITs are highly technical and complex. The following is a summary of the material provisions which currently govern the federal income tax treatment of the Company and its stockholders and the tax consequences of ownership of PIERS. The tax treatment of a holder of PIERS will vary depending upon the holder's particular situation, and this discussion addresses only U.S. Stockholders (as defined below) that hold PIERS as capital assets and does not purport to deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including tax exempt pension trusts, nonresident alien individuals, foreign corporations, foreign partnerships, other foreign stockholders, dealers in securities or currencies, traders in securities that elect to mark-to-market, banks, tax-exempt organizations, life insurance companies, persons that hold PIERS that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar) subject to special treatment under the federal income tax law. This summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. For the particular provisions which govern the federal income tax treatment of the Company and its stockholders, reference is made to Sections 856 through 860 of the Code and the United States Treasury Regulations ("Treasury Regulations") promulgated thereunder. The following summary is qualified in its entirety by such reference. This discussion does not address foreign, state or local taxation considerations or issues that arise as a result of an investor's special circumstances or special status under the Code.

  Investors are urged to consult their own tax advisors with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction. Foreign investors should consult their own tax advisors concerning the tax consequences of an investment in the Company including the possibility of U.S. income tax withholding on Company distributions.

  The Company has received an opinion of Neal, Gerber & Eisenberg, based in part on representations from the Company and from certain entities in which the Company directly or indirectly holds an interest, that commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in a manner that has enabled it to qualify as a REIT under Sections 856 through 860 of the Code, and its proposed method of operation will enable it to continue to so qualify. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service (the "IRS") or any court. Accordingly, no assurance can be given that the Company has so qualified or will continue to so qualify. The Company's ability to qualify as a REIT under the requirements of the Code and the Treasury Regulations promulgated thereunder is dependent upon actual operating results.

TAXATION OF THE COMPANY AS A REIT

  To qualify as a REIT under the Code for a taxable year, the Company must meet certain organizational and operational requirements, which generally require it to be a passive investor in operating real estate and to avoid excessive concentration of ownership of its stock. First, its principal activities must be real estate related. Generally, at least 75% of the value of the total assets of the Company at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. The Company may not own more than 10% of the outstanding voting securities of any corporation and the value of any one issuer's securities may not exceed 5% of the Company's gross assets; shares of qualified REITs and of certain wholly owned subsidiaries are exempt from this prohibition. The Company's ability to satisfy the 5% and 10% asset tests will depend in part on the ability of USPPI, MEPC, GGP/Homart, GGP/Ivanhoe and any other REITs in which the Company, directly or indirectly, holds an interest to continue to satisfy the qualifications for REIT status. For each taxable year, at least 75% of a REIT's gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. Real estate income for purposes of these requirements includes gains from the sale of real property not held primarily for sale to customers in the ordinary course of business, dividends on REIT shares, interest on loans secured by mortgages on real property, certain rents from real property and income from foreclosure property. For rents to qualify, they may not be based on the income or profits of any person, except that they may be based on a percentage or percentages of sales or gross receipts, and, subject to certain limited exceptions, the REIT may not manage the property or furnish services to residents except through an independent contractor which is paid an arms'- length fee and from which the REIT derives no income.

  For the Company to remain qualified as a REIT, no more than 50% in value of the outstanding capital stock including, in some circumstances, stock into which outstanding securities might be converted, may be owned actually or constructively by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year. For purposes of the five or fewer test described above, beneficiaries of a domestic pension trust that owns shares in the Company generally will be treated as owning such shares in proportion to their actuarial interest in the trust. Accordingly, the Certificate of Incorporation of the Company, as amended, contains provisions restricting the acquisition of shares of capital stock. See "Description of Common Stock--Restrictions on Transfer" in the accompanying Prospectus.

  So long as the Company qualifies for taxation as a REIT and distributes at least 95% of the sum of (a) its REIT taxable income (as computed without regard to net capital gains or the dividends-paid deduction) and (b) its net income (after tax) from foreclosure property for its taxable year to its stockholders annually, the Company itself will not be subject to federal income tax on that portion of such income distributed to stockholders. The Company will be taxed at regular corporate rates on any REIT taxable income (including any net capital gains) not distributed to stockholders. The Company's policy is to distribute at least 95% of the sum of its REIT taxable income and net income from foreclosure property. REITs may also incur taxes for certain other activities or to the extent distributions do not satisfy certain other requirements.

  In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn the income of the partnership attributable to such share. In addition, for purposes of satisfying the asset and income tests described above, the character of the gross income and assets in the hands of the partnership remains the same when allocated to the REIT. Accordingly, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities, and items of income of the Company for purposes of qualifying as a REIT.

  Failure of the Company to qualify during any taxable year as a REIT could, unless certain relief provisions were available, have a material adverse effect upon investors. If disqualified for taxation as a REIT for a taxable year, the Company would also be disqualified for taxation as a REIT for the next four taxable years, unless the failure was due to reasonable cause rather than willful neglect and certain other conditions are met. The Company would be subject to federal income tax at corporate rates on all of its taxable income and would not be able to deduct the dividends paid, which could result in a discontinuation of or substantial reduction in dividends to stockholders. Dividends would also be subject to the regular tax rules applicable to dividends received by stockholders of corporations. Should the failure to qualify be determined to have occurred retroactively in an earlier tax year of the Company, the imposition of a substantial federal income tax liability on the Company attributable to such nonqualifying tax years may adversely affect the Company's ability to pay dividends. In the event that the Company fails to meet certain income tests of the tax law, it may, generally, nonetheless retain its qualification as a REIT if it pays a 100% tax on the amount by which it failed to meet the income tests multiplied by a fraction intended to reflect profitability, so long as its failure was due to reasonable cause and not willful neglect. Any such taxes would adversely affect the Company's ability to pay dividends.

TAXATION OF U.S. STOCKHOLDERS OF THE COMPANY GENERALLY

  As used herein, the term "U.S. Stockholder" means a holder of Capital Stock (including PIERS) who, for United Stated federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons as defined in section 7701(a)(30) of the Code have the authority to control all the substantial decisions of such trust.

  As long as the Company qualifies as a REIT, distributions made to its U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taxable to such U.S.

Stockholders as ordinary income. Corporate U.S. Stockholders will not be entitled to the dividends-received deduction with respect to distributions by the Company. Distributions that are designated as capital gain dividends will be taxable to U.S. Stockholders as gain from the sale of a capital asset held for more than one year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the U.S. Stockholder has held its stock. Subject to certain limitations, such capital gains dividends received by an individual U.S. Stockholder may be eligible for 20%, 25% or 28% capital gains rates of taxation. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions by the Company in excess of its current and accumulated earnings and profits will not be taxable to a U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the U.S. Stockholder's shares, but rather, will be a nontaxable reduction in a U.S. Stockholder's adjusted basis in such shares to the extent thereof and thereafter will be taxed as capital gain.

  For purposes of determining the portion of distributions on separate classes of Capital Stock that will be treated as dividends for federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred stock (including the PIERS) before being allocated to other distributions. Dividends authorized by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year.

  U.S. Stockholders holding Capital Stock at the close of the Company's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of the Company's taxable year falls, such amount as the Company may designate in a written notice mailed to its shareholders. The Company may not designate amounts in excess of the Company's undistributed net capital gain for the taxable year. Each U.S. Stockholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by the Company in respect of such undistributed net capital gains. U.S. Stockholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. U.S. Stockholders will increase their basis in their Capital Stock by the difference between the amount of such includible gains and the tax deemed paid by the shareholder in respect of such gains.

  U.S. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the capital stock will not be treated as passive activity income and, therefore, U.S. Stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations; gain arising from the sale or other disposition of capital stock, however, will not be treated as investment income unless the U.S. Stockholder elects to have the gain taxed at ordinary income rates. The Company will notify the U.S. Stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. In general, any gain or loss realized upon a taxable disposition of the Capital Stock by a U.S. Stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the capital stock has been held for more than one year and otherwise as short-term capital gain or loss. Long-term capital gain of an individual U.S. Stockholder is generally subject to a maximum tax rate of 20% in respect of property held in excess of 18 months and a maximum tax rate of 28% in respect of property held for more than one year but not more than 18 months. However, any loss upon a sale or exchange of capital stock by a U.S. Stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such U.S. Stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the capital stock may be disallowed if other shares of the capital stock are purchased within 30 days before or after the disposition.

TAXATION OF HOLDERS OF PIERS

  Conversion of Depositary Shares into PIERS. In general, assuming that the representations of the Depositary are true and correct and that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms, U.S. Stockholders of Depositary Shares will be treated as the owners of the PIERS represented by those Depositary Shares, and an exchange of Depositary Shares for PIERS will not be subject to United States federal income tax. Upon such an exchange, a U.S. Stockholder's basis in the PIERS will equal the U.S. Stockholder's basis in the exchanged Depositary Shares, and a U.S. Stockholder's holding period of such PIERS will include the holding period of the exchanged Depositary Shares.

  Tax Consequences upon Conversion of PIERS into shares of Common Stock at the Holder's Option and Redemption of PIERS for shares of Common Stock at the Option of the Company. Generally, except with respect to cash received in lieu of fractional shares, and except in the case of foreign holders of the PIERS, no gain or loss will be recognized upon the conversion of PIERS into Common Stock or upon the redemption of PIERS for Common Stock at the option of the Company. The tax basis of a holder of PIERS (a "PIERS Holder") in the Common Stock received will equal such PIERS Holder's tax basis in the PIERS surrendered in the conversion or redemption, reduced by any basis attributable to fractional shares deemed received, and the holding period for the Common Stock received will include the PIERS Holder's holding period for the PIERS exchanged therefor. Based on the IRS's present advance ruling policy, cash received in lieu of a fractional share of Common Stock upon conversion of PIERS should be treated as a payment in redemption of the fractional interest in such Common Stock.

  Deemed Dividends on PIERS. The Conversion Price of the PIERS may be adjusted if the Company makes certain distributions of stock, cash or other property to its stockholders. While the Company does not presently contemplate making such a distribution, if the Company does make a distribution of cash or other property that results in an adjustment to the Conversion Price, a PIERS Holder may be viewed as having received a "deemed distribution" that is taxable as a dividend under Sections 301 and 305 of the Code.

  Redemption of PIERS for Cash. The treatment accorded to any redemption by the Company for cash (as distinguished from a sale, exchange or other disposition) of PIERS can only be determined on the basis of particular facts applicable to each PIERS holder at the time of redemption. In general, a PIERS Holder will recognize ordinary income to the extent of accrued but unpaid dividends and will recognize capital gain or loss measured by the difference between the amount received (less the amount attributable to accrued but unpaid dividends) by the PIERS Holder upon the redemption and such holder's adjusted tax basis in the PIERS redeemed if such redemption (i) results in a "complete termination" of the PIERS Holder's interest in all classes of shares of the Company under Section 302(b)(3) of the Code, (ii) is a "substantially disproportionate redemption" with respect to the PIERS Holder under Section 302(b)(2) of the Code (if the PIERS have voting rights at the time of such redemption) or (iii) is "not essentially equivalent to a dividend" with respect to the PIERS Holder under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any PIERS owned by the PIERS Holder, but also such PIERS Holder's ownership of Common Stock and any options to acquire any of the foregoing. The PIERS Holder also must take into account any such securities (including options) which are considered to be owned by such PIERS Holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

  If a PIERS Holder owns (actually or constructively) no Common Stock or an insubstantial percentage of the outstanding Common Stock, based upon current law, it is likely that a redemption of PIERS from a PIERS Holder would be considered "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances and a PIERS Holder intending to rely on any of these tests at the time of redemption should consult its own tax advisor to determine their application to its particular situation.

  If the redemption does not meet any of the tests under Section 302(b) of the Code, then the redemption proceeds received from the PIERS will be treated as a distribution on the PIERS. If the redemption is taxed as a dividend, the PIERS Holder's adjusted tax basis in the PIERS redeemed will be transferred to any other stockholdings of the PIERS Holder in the Company. If the PIERS Holder owns no other shares of the Company, under certain circumstances such basis may be transferred to a related person, or it may be lost entirely.

  Redemption Premium. Under certain circumstances, the difference between the issue price and optional redemption amount (the "redemption premium") can be taxed to a holder of preferred stock as phantom discount income. The Company believes that the PIERS qualify for a "safe harbor" which will preclude application of such tax treatment.

  Information Reporting and Backup Withholding. The Company will report to its U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder: (a) is a corporation or comes within certain other exempt categories and when required demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any U.S. Stockholders that fail to certify their non-foreign status to the Company.

TAXATION OF NON-U.S. SHAREHOLDERS OF THE COMPANY

  The rules governing United States federal income taxation of the ownership and disposition of PIERS or Common Stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Shareholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in PIERS or Common Stock, including any reporting requirements.

  Distributions by the Company. Distributions by the Company to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income.

  Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's PIERS or Common Shares, but rather will reduce the adjusted basis of such PIERS or Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's PIERS or Common Stock, they will give rise to gain from the sale or exchange of its PIERS or Common Stock, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any, with respect to the distribution.

  Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless
(i) the investment in the PIERS or Common Stock is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to such gain (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

  Under the Foreign Investment in Real Property Tax Act ("FIRPTA"), distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Company of United States real property interests (whether or not designated as a capital gain dividend) will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to domestic shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

  Although the law is not entirely clear on the matter, it appears that amounts designated by the Company pursuant to the 1997 Act as undistributed capital gains in respect of shareholders' shares would be treated with respect to Non-U.S. Shareholders in the manner outlined in the preceding two paragraphs for actual distributions by the Company of capital gain dividends. Under that approach, the Non-U.S. Shareholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Company were to exceed their actual United States federal income tax liability).

  Sale of PIERS or Common Stock. Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of PIERS or Common Stock (including a redemption of PIERS that is not treated as a dividend) generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The PIERS or Common Stock will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Shareholders. Notwithstanding the foregoing, gain from the sale or exchange of PIERS or Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

  The Company believes that it will continue to be a "domestically controlled REIT," and therefore that the sale of PIERS or Common Stock will not be subject to taxation under FIRPTA. However, because the PIERS or Common Stock are publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." If the Company fails to qualify as a "domestically controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of PIERS or Common Stock still would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest," if (i) the PIERS or Common Stock (as applicable) are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and (ii) the selling Non-U.S. Shareholder held 5% or less of the value of the outstanding class or series of shares being sold at all times during a specified testing period. If gain on the sale or exchange of PIERS or Common Stock were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the PIERS or Common Stock would be required to withhold and remit to the IRS 10% of the purchase price.

  Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Shareholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of PIERS or Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of PIERS or Common Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of PIERS or Common Stock is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a Non-U.S. Shareholder, or otherwise establishes an exemption. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

  The United States Treasury Department has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. These regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. A Non-U.S. Shareholder should consult its own advisor regarding the effect of the new Treasury Regulations.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an underwriting agreement (the "Underwriting Agreement"), among the Company and each of the underwriters named below (the "Underwriters"), each of the several Underwriters has agreed to purchase from the Company, and the Company has agreed to sell to each Underwriter, the aggregate number of Depositary Shares set forth opposite the name of such Underwriter below:

                                                                      NUMBER OF
                                                                      DEPOSITARY
   UNDERWRITERS                                                         SHARES
   ------------                                                       ----------
   Lehman Brothers Inc. .............................................
   Goldman, Sachs & Co. .............................................
   Morgan Stanley & Co. Incorporated.................................
   PaineWebber Incorporated..........................................
   Prudential Securities Incorporated................................
   SBC Warburg Dillon Read Inc. .....................................
   UBS Securities LLC................................................
                                                                      ----------
     Total........................................................... 16,000,000
                                                                      ==========

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase Depositary Shares are subject to the approval of certain legal matters by counsel and to certain other conditions and that if any of the Depositary Shares are purchased by the Underwriters pursuant to the Underwriting Agreement, all the Depositary Shares agreed to be purchased by the Underwriters pursuant to the Underwriting Agreement must be so purchased.

  The Company has been advised that the Underwriters propose to offer Depositary Shares directly to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain selected dealers (who may include the Underwriters) at such public offering
price less a selling concession not to exceed $      per Depositary Share. The
selected dealers may reallow a concession not to exceed $      per Depositary
Share. After the initial offering of the Depositary Shares, the concession to selected dealers and the reallowance to other dealers may be changed by the Underwriters.

  For a period of 90 days from the date of this Prospectus Supplement, the Company will not offer for sale, contract to sell, sell or otherwise dispose of any Common Stock or securities exercisable or exchangeable for Common Stock in an underwritten offering to the public (other than the PIERS, the Depositary Shares and any shares of Common Stock or units in the Operating Partnership that have been or may be issued by the Company in connection with any acquisition of a property or business and any shares of Common Stock offered on behalf of selling security-holders pursuant to existing registration rights agreements or similar contractual arrangements), or sell or grant options, rights or warrants with respect to any Common Stock (except pursuant to customary compensation arrangements and employee benefit plans or as permitted by the preceding parenthetical), without the prior written consent of Lehman Brothers.

  The Company has granted to the Underwriters an option to purchase up to an additional 2,400,000 Depositary Shares (representing 60,000 PIERS) at the public offering price, less the underwriting discounts and commissions shown on the cover page of this Prospectus Supplement, solely to cover over-allotments, if any. The option may be exercised at any time up to 30 days after the date of this Prospectus Supplement. To the extent that the Underwriters exercise such option, each of the Underwriters will be committed (subject to certain conditions) to purchase a number of additional shares proportionate to such Underwriter's initial commitment as indicated in the preceding table.

  The Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

  Until the distribution of the Depositary Shares offered hereby is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase Depositary Shares or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Depositary Shares and the Common Stock. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Depositary Shares or the Common Stock.

  If the Underwriters create a short position in the Depositary Shares in connection with the offering (i.e., if they sell more Depositary Shares than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Depositary Shares in the open market after the distribution has been completed. The Underwriters may elect to reduce any short position by exercising all or part of the over-allotment option described herein.

  In general, purchases of a security for the purposes of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Depositary Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Certain of the Underwriters and their affiliates have from time to time performed, and may continue to perform in the future, various financial advisory and investment banking services for the Company, for which customary compensation has been received. The Company is currently conducting negotiations with certain of the Underwriters to provide an interim secured financing facility, for which such Underwriters will receive customary compensation.

             VALIDITY OF DEPOSITARY SHARES, PIERS AND COMMON STOCK

  The validity of the Depositary Shares, the PIERS and the shares of Common Stock into which the PIERS are convertible will be passed upon for the Company by Sullivan & Cromwell, New York, New York, and for the Underwriters by Simpson Thacher & Bartlett, New York, New York. Certain federal income tax matters will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, in reliance upon the reports of Coopers & Lybrand, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The combined statement of revenues and certain expenses of certain retail properties of MEPC American Holdings Inc., U.K.-American Properties, Inc. and Caledonian Holding Company, Inc. (wholly owned subsidiaries of MEPC plc) for the year ended September 30, 1997, has been incorporated by reference herein from the Company's Current Report on Form 8-K/A dated May , 1998 in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The combined statement of revenues and certain expenses of the Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center for the year ended December 31, 1997, has been incorporated by reference herein from the Company's Current Report on Form 8-K/A dated May , 1998 in reliance upon the report of Deloitte & Touche, LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION

                                                                            PAGE
                                                                            ----
SOUTHWEST PLAZA
---------------
Statements of Revenues and Certain Expenses for the Year Ended December
 31, 1997 and for the Three Months Ended March 31, 1998 (Unaudited).......   F-2
NORTHBROOK COURT
----------------
Statements of Revenues and Certain Expenses for the Year Ended December
 31, 1997 and for the Three Months Ended March 31, 1998 (Unaudited).......   F-3
LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS, NORTHGATE MALL, OGLETHORPE
MALL
AND PARK CITY CENTER
-----------------------------------------------------------------------
Independent Auditors' Report..............................................   F-5
Combined Statements of Revenues and Certain Expenses for the Year Ended
 December 31, 1997 and for the Three Months Ended March 31, 1998
 (Unaudited)..............................................................   F-6
Notes to Combined Statements of Revenues and Certain Expenses.............   F-7
MEPC AMERICAN HOLDINGS INC., U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN
 HOLDING COMPANY, INC.
--------------------------------------------------------------------------
Independent Auditors' Report..............................................  F-10
Combined Statements of Revenues and Certain Expenses for Certain Retail
 Properties for the Year Ended September 30, 1997 and for the Three Months
 Ended December 31, 1997 (Unaudited) and March 31, 1998 (Unaudited).......  F-11
Notes to Combined Statements of Revenues and Certain Expenses.............  F-12
GENERAL GROWTH PROPERTIES, INC.
-------------------------------
Pro Forma Condensed Consolidated Statement of Operations for the Year
 Ended
 December 31, 1997 (Unaudited)............................................  F-15
Notes to Pro Forma Condensed Consolidated Statement of Operations for the
 Year Ended
 December 31, 1997 (Unaudited)............................................  F-16
Pro Forma Condensed Consolidated Statement of Operations for the Three
 Months Ended
 March 31, 1998 (Unaudited)...............................................  F-19
Notes to Pro Forma Condensed Consolidated Statement of Operations for the
 Three Months
 Ended March 31, 1998 (Unaudited).........................................  F-20
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998
 (Unaudited)..............................................................  F-22
Notes to Pro Forma Condensed Consolidated Balance Sheet as of March 31,
 1998 (Unaudited).........................................................  F-23

                                SOUTHWEST PLAZA

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

  The Statements of Revenues and Certain Expenses, as shown below, present the summarized results of operations of Southwest Plaza. On April 3, 1998, the Company acquired 100% of Southwest Plaza, a two-level enclosed mall shopping center located in Denver, Colorado, with approximately 1.3 million square feet of GLA. Southwest Plaza, which opened in 1983 and was renovated in 1994 and 1995, is anchored by Joslin's, Foley's, Sears, JCPenney and Montgomery Ward.

                                                                         THREE
                                                                        MONTHS
                                                           YEAR ENDED    ENDED
                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
Revenues:
  Rental income..........................................   $ 9,650     $2,391
  Percentage rent........................................       311        203
  Tenant recoveries and other charges....................     5,040      1,227
                                                            -------     ------
                                                             15,001      3,821
Expenses:
  Real estate taxes......................................     2,220        588
  Management fee.........................................       505        130
  Property operating expenses............................     3,609        931
                                                            -------     ------
                                                              6,334      1,649
                                                            -------     ------
  Revenues in excess of certain expenses.................   $ 8,665     $2,172
                                                            =======     ======

                               NORTHBROOK COURT

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

  The Statements of Revenues and Certain Expenses, as shown below, present the summarized results of operations of Northbrook Court. On May 8, 1998, the Company acquired 100% of the partnership interests in Westcoast Estates, the partnership that owns Northbrook Court, a two-level enclosed mall shopping center located in Northbrook (Chicago), Illinois, with approximately 1.0 million square feet of GLA. Northbrook Court, which opened in 1976 and was renovated in 1996, is anchored by Lord & Taylor, Marshall Fields, Neiman Marcus and General Cinema.

                                                                         THREE
                                                                        MONTHS
                                                           YEAR ENDED    ENDED
                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
Revenues:
  Rental income..........................................   $20,329     $5,138
Expenses:
  Property operating expenses............................    10,313      2,472
                                                            -------     ------
  Revenues in excess of certain expenses.................   $10,016     $2,666
                                                            =======     ======

                  LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS,
              NORTHGATE MALL, OGLETHORPE MALL AND PARK CITY CENTER

                      COMBINED STATEMENTS OF REVENUES AND
                                CERTAIN EXPENSES

                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
             FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of General Growth Properties, Inc.

  We have audited the accompanying combined statements of revenues and certain expenses of the Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center (the "Malls") for the year ended December 31, 1997. This financial statement is the responsibility of the Malls' management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statements of revenues and certain expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission as described in Note 2 to the combined statement of revenues and certain expenses and is not intended to be a complete presentation of the combined revenues and expenses of the Malls.

  In our opinion, the aforementioned combined statements of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses of the Malls for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

Atlanta, Georgia
May 14, 1998

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF:

                  LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS,
              NORTHGATE MALL, OGLETHORPE MALL AND PARK CITY CENTER

                                                  YEAR ENDED  THREE MONTHS ENDED
                                                   DECEMBER     MARCH 31, 1998
                                                   31, 1997      (UNAUDITED)
                                                  ----------- ------------------
REVENUES:
Rental income, including percentage rentals.....  $50,395,444    $12,771,299
Tenant common area, property taxes and insurance
 recovery.......................................   29,800,315      7,589,063
Other operating income..........................    4,932,749        902,294
                                                  -----------    -----------
                                                  $85,128,508    $21,262,656
                                                  ===========    ===========
EXPENSES:
Building and common area........................  $19,699,537    $ 4,652,847
Real estate taxes...............................   10,052,263      2,600,512
Management fee..................................    2,387,575        651,676
Other operating expenses........................    5,420,300      1,308,107
                                                  -----------    -----------
                                                   37,559,675      9,213,142
                                                  -----------    -----------
Revenues in excess of certain expenses..........  $47,568,833    $12,049,514
                                                  ===========    ===========


       See notes to combined statements of revenues and certain expenses.

       NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF:

                 LANDMARK MALL, MAYFAIR COMPLEX, THE MEADOWS,
             NORTHGATE MALL, OGLETHORPE MALL AND PARK CITY CENTER

1. BUSINESS:

  The combined statements of revenues and certain expenses include the operations of the Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park City Center ("the Malls"). Other than Park City Center, the Malls are owned by U.S. Prime Property Inc. ("USPPI"), a privately held Real Estate Investment Trust. USPPI has a 50% interest in Parcit-IIP Lancaster Venture, the owner of Park City Center. P City, Inc. ("PCI"), an affiliate of a shareholder of USPPI, owns the remaining 50% interest.

          Property                        City                                      State
      ----------------                 -----------                               ------------
      Landmark Mall                    Alexandria                                Virginia
      Mayfair Complex                  Wauwatosa                                 Wisconsin
      The Meadows                      Las Vegas                                 Nevada
      Northgate Mall                   Chattanooga                               Tennessee
      Oglethorpe Mall                  Savannah                                  Georgia
      Park City Center                 Lancaster                                 Pennsylvania

  On May 14, 1998, USPPI entered into a Merger Agreement with GGP Limited Partnership (the "Buyer"), an affiliate of General Growth Properties, Inc. Under the Merger Agreement, the Buyer will acquire all of the outstanding capital stock of USPPI for cash. Immediately prior to the merger, PCI will transfer its interest in Park City Center to USPPI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  a. Basis of Presentation: The accounts of each property are combined in the statements of revenues and certain expenses. The financial statements are not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred in the future operations of the to be acquired properties have been excluded in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Expenses excluded consist of interest, depreciation, amortization, impairment, corporate expenses and other costs not directly related to the future operations of the properties.

  b. Revenue Recognition: The Malls recognize minimum rental income over the term of a lease on a straight-line basis. Contingent rentals based on the properties' operating expenses and tenant sales volumes are recognized as revenue when earned. Percentage rental income based on tenant sales volumes were $2,811,000 for the year ended December 31, 1997 and $635,000 (unaudited) for the three-month period ended March 31, 1998.

  c. Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  d. Unaudited Information: The combined financial statement for the three-month period ended March 31, 1998 is unaudited. In management's opinion, such combined financial statement includes all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation.

3. LEASES:

  The following is a schedule, by year, of combined future minimum rental payments expected under executed operating leases of Landmark Mall, Mayfair Complex, The Meadows, Northgate Mall, Oglethorpe Mall and Park

City Center that have initial or remaining noncancelable lease terms in excess of one year, as of December 31, 1997.

     1998.......................................................... $ 47,659,260
     1999..........................................................   43,238,731
     2000..........................................................   38,210,654
     2001..........................................................   32,726,133
     2002..........................................................   28,508,047
     Thereafter....................................................   97,022,481
                                                                    ------------
       Total....................................................... $287,365,306
                                                                    ============

          MEPC AMERICAN HOLDINGS INC., U.K.-AMERICAN PROPERTIES, INC.
                     AND CALEDONIAN HOLDINGS COMPANY, INC.

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                         FOR CERTAIN RETAIL PROPERTIES

                   FOR THE YEAR ENDED SEPTEMBER 30, 1997 AND
            FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED)
                         AND MARCH 31, 1998 (UNAUDITED)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
General Growth Properties, Inc.

  We have audited the accompanying combined statement of revenues and certain expenses for certain retail properties of MEPC American Holdings Inc., U.K.- American Properties, Inc. and Caledonian Holding Company, Inc., wholly owned subsidiaries of MEPC plc., a United Kingdom Company (the MEPC American Group) (the combined statement) described in Note A for the year ended September 30, 1997. This combined statement is the responsibility of MEPC American Group management. Our responsibility is to express an opinion on the combined statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement of General Growth Properties, Inc. as described in Note B. The presentation is not intended to be a complete presentation of the retail properties' revenues and expenses.

  In our opinion, the aforementioned combined statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses for certain retail properties for the year ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Dallas, Texas
May 8, 1998

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
         FOR CERTAIN RETAIL PROPERTIES OF MEPC AMERICAN HOLDINGS INC.,
      U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN HOLDING COMPANY, INC.
                             (MEPC AMERICAN GROUP)

             FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                       AND DECEMBER 31, 1997 (UNAUDITED)
                   AND FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                            THREE
                                                           MONTHS
                                           THREE MONTHS     ENDED    YEAR ENDED
                                              ENDED       DEC. 31,    SEPTEMBER
                                          MARCH 31, 1998    1997      30, 1997
                                          -------------- ----------- -----------
                                           (UNAUDITED)   (UNAUDITED)
Revenues:
  Rental revenues........................  $15,869,770   $15,555,344 $59,570,310
  Other real estate income...............    7,750,155     8,223,698  31,938,695
                                           -----------   ----------- -----------
                                            23,619,925    23,779,042  91,509,005
                                           -----------   ----------- -----------
Certain Expenses:
  Salaries and benefits..................    1,062,357     1,145,663   3,834,805
  Utilities..............................    1,199,774     1,450,634   5,966,312
  Repairs and maintenance................    1,685,768     1,621,219   7,269,609
  Real estate taxes......................    2,169,147     1,921,710   8,233,418
  Advertising and promotion..............      321,208       797,589   2,021,929
  Insurance..............................      634,179       634,533   3,769,011
  Other..................................    1,505,570     1,988,377   5,667,387
                                           -----------   ----------- -----------
                                             8,578,003     9,559,725  36,762,471
                                           -----------   ----------- -----------
Revenues in excess of certain expenses...  $15,041,922   $14,219,317 $54,746,534
                                           ===========   =========== ===========


       See notes to combined statements of revenues and certain expenses.

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
         FOR CERTAIN RETAIL PROPERTIES OF MEPC AMERICAN HOLDINGS INC.,
      U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN HOLDING COMPANY, INC.
                             (MEPC AMERICAN GROUP)

             FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                       AND DECEMBER 31, 1997 (UNAUDITED)
                   AND FOR THE YEAR ENDED SEPTEMBER 30, 1997

A. OPERATING PROPERTIES:

  The combined statements of revenues and certain expenses for certain retail properties, (the combined statements) for the three-month periods ended March 31, 1998 and December 31, 1997 and for the year ended September 30, 1997 relates to the operations of the following retail properties which are expected to be acquired by General Growth Properties, Inc. (General Growth) from the MEPC American Group:

     RETAIL PROPERTIES                              LOCATION
     -----------------                              --------
     Apache Mall                                    Rochester, Minnesota
     Boulevard Mall                                 Las Vegas, Nevada
     Cumberland Mall                                Atlanta, Georgia
     McCreless Mall                                 San Antonio, Texas
     Northridge Fashion Center                      Northridge, California
     Regency Square Mall                            Jacksonville, Florida
     Riverlands Shopping Center                     LaPlace, Louisiana
     Valley Plaza Mall                              Bakersfield, California

  On April 17, 1998, GGP Limited Partnership, (of which General Growth is the general partner), agreed to purchase the stock of MEPC American Holdings Inc., U.K.-American Properties, Inc. and Caledonian Holding Company, Inc. (wholly owned subsidiaries of MEPC plc) from MEPC plc in a transaction anticipated to close during the second quarter of 1998.

B. BASIS OF PRESENTATION:

  The accompanying combined statements have been prepared on the accrual basis of accounting. The combined statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a registration statement for General Growth. The combined statements are not intended to be a complete presentation of the combined revenues and expenses of the retail properties listed above for the three-month periods ended March 31, 1998 (unaudited) and December 31, 1997 (unaudited), and for the year ended September 30, 1997.

  The combined statements exclude certain amounts, which would not be comparable to the proposed future operations of the retail properties as follows:

    (a) depreciation of the buildings and improvements;

    (b) amortization of other assets;

    (c) interest expense;

    (d) interest income;

    (e) income taxes;

    (f) gain from condemnation transaction at Cumberland Mall;

    (g) loss from abandonment of renovation projects at Valley Plaza Mall;
  and

    (h) other income and expense items unique to MEPC American Group.

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
         FOR CERTAIN RETAIL PROPERTIES OF MEPC AMERICAN HOLDINGS INC.,
      U.K.-AMERICAN PROPERTIES, INC. AND CALEDONIAN HOLDING COMPANY, INC.
                      (MEPC AMERICAN GROUP)--(CONTINUED)

C. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Revenue Recognition

  Rental income from leasing activities consists of lease payments earned from tenants under lease agreements.

 Capitalization Policy

  Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

 Advertising and Promotion

  The cost of advertising and promotion is expensed as incurred.

 Use of Estimates

  The preparation of the combined statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statements and accompanying notes. Actual results could differ from those estimates.

 Unaudited Interim Combined Statements

  The combined statements for the three-month periods ended March 31, 1998 and December 31, 1997 are unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the combined statements for the interim periods have been included. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year for the retail properties.

                        GENERAL GROWTH PROPERTIES, INC.

                         PRO FORMA FINANCIAL STATEMENTS

                        GENERAL GROWTH PROPERTIES, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997
           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)

                                                                            1998 ACQUISITIONS
                                                                   ------------------------------------
                   HISTORICAL                                           UNAUDITED
                     GENERAL                                           ACQUISITIONS
                     GROWTH                             PRO FORMA  --------------------                                  TOTAL
                   PROPERTIES, FISCAL 1997   PRO FORMA   FISCAL    SOUTHWEST NORTHBROOK                  PRO FORMA     PRO FORMA
                     INC.(1)   ACQUISITIONS ADJUSTMENTS   1997       PLAZA     COURT    MEPC(2)  USPPI  ADJUSTMENTS    COMBINED
                   ----------- ------------ ----------- ---------  --------- ---------- ------- ------- -----------    ---------
Total revenues...   $291,147     $14,427     $    --    $305,574    $15,001   $20,329   $91,509 $85,129  $     --      $517,542
Expenses:
 Property
 operating.......    106,369       5,818          --     112,187      5,829    10,313    36,762  35,172        --       200,263
 Management fees.      3,308         252          (46)     3,514        505       --        --    2,388     (1,293)(a)    5,114
 Depreciation and
 amortization....     48,509         --         2,077     50,586        --        --        --      --      39,591(b)    90,177
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Total Expenses...    158,186       6,070        2,031    166,287      6,334    10,313    36,762  37,560     38,298      295,554
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Operating Income.    132,961       8,357       (2,031)   139,287      8,667    10,016    54,747  47,569    (38,298)     221,988
 Interest
 expense, net....    (70,252)        --        (8,459)   (78,711)       --        --        --      --     (91,087)(c) (169,798)
Equity in net
income/(loss)
unconsolidated
affiliates:
 GGP/Homart,
 Inc. ...........     16,506         --           --      16,506        --        --        --      --         --        16,506
 Property Joint
 Ventures........      3,032         391          --       3,423        --        --        --      --         --         3,423
 General Growth
 Management,
 Inc. ...........       (194)        --           --        (194)       --        --        --      --         --          (194)
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Income before
minority
interest.........     82,053       8,748      (10,490)    80,311      8,667    10,016    54,747  47,569   (129,385)      71,925
Minority interest
in Operating
Partnership......    (29,398)        --            37    (29,361)       --        --        --      --      12,659(d)   (16,702)
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Net income.......     52,655       8,748      (10,453)    50,950      8,667    10,016    54,747  47,569   (116,726)      55,223
Convertible
preferred stock
dividends(3).....        --          --           --         --         --        --        --      --     (27,000)     (27,000)
                    --------     -------     --------   --------    -------   -------   ------- -------  ---------     --------
Net income
available to
common
stockholders.....   $ 52,655     $ 8,748     $(10,453)  $ 50,950    $ 8,667   $10,016   $54,747 $47,569  $(143,726)    $ 28,223
                    ========     =======     ========   ========    =======   =======   ======= =======  =========     ========
Weighted average
shares
outstanding--
basic............                                                                                                        32,623
Weighted average
shares
outstanding--
diluted..........                                                                                                        32,840
Earnings per
share--basic.....                                                                                                      $   0.87
Earnings per
share--diluted...                                                                                                      $   0.86
                                      TOTAL
                    PRO FORMA       PRO FORMA
                     EQUITY        ADJUSTED FOR
                     PARTNER        POTENTIAL
                   ADJUSTMENTS    EQUITY PARTNER
                   -------------- --------------
Total revenues...   $(85,129)(e)     $432,413
Expenses:
 Property
 operating.......    (35,172)(f)      165,091
 Management fees.       (600)(g)        4,514
 Depreciation and
 amortization....    (14,063)(h)       76,114
                   -------------- --------------
Total Expenses...    (49,835)         245,719
                   -------------- --------------
Operating Income.    (35,294)         186,694
 Interest
 expense, net....     33,916 (i)     (135,882)
Equity in net
income/(loss)
unconsolidated
affiliates:
 GGP/Homart,
 Inc. ...........        --            16,506
 Property Joint
 Ventures........      3,433 (j)        6,856
 General Growth
 Management,
 Inc. ...........      3,405 (k)        3,211
                   -------------- --------------
Income before
minority
interest.........      5,460           77,385
Minority interest
in Operating
Partnership......     (2,029)(d)      (18,731)
                   -------------- --------------
Net income.......      3,431           58,654
Convertible
preferred stock
dividends(3).....        --           (27,000)
                   -------------- --------------
Net income
available to
common
stockholders.....   $  3,431         $ 31,654
                   ============== ==============
Weighted average
shares
outstanding--
basic............                      32,623
Weighted average
shares
outstanding--
diluted..........                      32,840
Earnings per
share--basic.....                    $   0.97
Earnings per
share--diluted...                    $   0.96

----
(1) Amounts are from the statements and footnotes included in the Company's 1997 Form 10-K except that the non-recurring gain on sale of a portion of the CenterMark stock and the extraordinary item are excluded.

(2) Reflects the results of MEPC operations for the fiscal year ended September 30, 1997.

(3) Pro forma earnings have been reduced by the pro forma dividends on the 6.75% (assumed rate) Convertible Preferred Stock.

    The accompanying notes are an integral part of the Pro Forma Condensed
                     Consolidated Statement of Operations.
  For alphabetical references, please refer to Note 3--Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                 OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

NOTE 1 PRO FORMA BASIS OF PRESENTATION

  This unaudited pro forma condensed consolidated statement of operations is presented as if (i) the sale of CenterMark Properties, Inc. ("CenterMark") and the acquisitions made in 1997 (Market Place Mall, Century Plaza Shopping Center, Town East Mall, Southlake Mall, Eden Prairie Mall, GGP/Ivanhoe Portfolio Malls and Valley Hills Mall), (ii) the acquisitions made or to be made in 1998 (Southwest Plaza, Northbrook Court (collectively the "Unaudited Acquisitions"), the MEPC Portfolio and the USPPI Portfolio) and (iii) the Company's use of the net proceeds of the Offering to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1997. The total pro forma condensed consolidated statement of operations adjusted for a potential equity partner reflects these transactions plus the effect of a potential joint venture partner with respect to the USPPI Portfolio (as described below). In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gain on sale of a portion of CenterMark stock and extraordinary item and the historical information of each of the above-mentioned entities for the year ended December 31, 1997. The MEPC Portfolio information reflects the results of operations for the fiscal year ended September 30, 1997. This unaudited pro forma statement of operations should be read in conjunction with the "Selected Consolidated Financial Data" included elsewhere herein and is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1997 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS/DISPOSITIONS

  On June 28, 1996, Westfield U.S. Investments, Pty. Limited exercised its option to acquire the remaining 30% of the outstanding CenterMark stock from General Growth Properties, Inc. (the "Company") in two transactions. The first payment in the amount of $87.0 million was received on July 1, 1996, and the second payment in the amount of $130.5 million was received on January 2, 1997. As described above, the gain on this transaction has been excluded from the continuing operations of the Company and its pro forma operations for the year ended December 31, 1997.

  On March 31, 1997, the Company acquired a 100% interest in Market Place Mall for a cash purchase price of approximately $70.0 million which was funded by an unsecured short-term facility. Market Place Mall is located in Champaign, Illinois.

  During the second quarter of 1997, the Company also acquired a 100% ownership interest in three properties, Century Plaza Shopping Center, Southlake Mall, Eden Prairie Mall and a 50% interest in Town East Mall. Century Plaza Shopping Center located in Birmingham, Alabama was acquired on May 1, 1997 for $31.8 million in cash. Southlake Mall was acquired on June 19, 1997, for a purchase price of $67.0 million. The purchase price consisted of $45.1 million of mortgage debt assumption, $11.5 million (353,537 units) of newly issued Operating Partnership Units, and $10.4 million in cash. Southlake Mall is located in Atlanta, Georgia. The aggregate consideration paid for Eden Prairie Center located in Minneapolis, Minnesota was $19.9 million. It included the assumption of a $16.8 million mortgage, the payment of $1.1 million in cash and the assumption of $2.0 million in short-term liabilities. On June 11, 1997, the Company acquired a 50% interest in Town East Mall, located in Mesquite, Texas for $56.5 million. The consideration included approximately $27.5 million in cash, the assumption of approximately $27.9 million of mortgage indebtedness and the assumption of $1.1 million in net current liabilities.

  On September 17, 1997, GGP/Ivanhoe, Inc. ("GGP/Ivanhoe") acquired both The Oaks Mall in Gainesville, Florida and Westroads Mall in Omaha, Nebraska. The purchase price for the two properties was approximately

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF OPERATIONS--(CONTINUED)

$206 million of which $125 million was financed through property level indebtedness. The Company owns 51% of the ownership interest in GGP/Ivanhoe for a net investment of approximately $43.8 million. Ivanhoe, Inc. of Montreal, Quebec, Canada owns the remaining 49% ownership interest in GGP/Ivanhoe.

  On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively.

  On April 17, 1998, the Company entered into a definitive agreement to acquire the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC"). Through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC portfolio (the "MEPC U.S. Subsidiaries"), the Company will acquire for approximately $871 million in cash (less certain adjustments) 100% of eight enclosed mall shopping centers located throughout the United States. This transaction is expected to close during the second quarter of 1998.

  On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), which owns (or as of closing will own) 100% of six enclosed mall shopping centers (and office buildings adjacent to one of the malls)(the "USPPI Portfolio"). The Company expects to acquire USPPI together with an approximately 50% joint venture partner. The purchase price for the USPPI acquisition is approximately $625 million in cash (subject to certain adjustments), less approximately $65 million of mortgage indebtedness. This transaction is expected to close during the second quarter of 1998.

NOTE 3 PRO FORMA ADJUSTMENTS

  (a) Management Fees

  The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

  (b) Depreciation and Amortization

  Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1997 to the dates of acquisition for the 1997 acquisitions and for the entire year of 1997 for the acquisitions made or to be made in 1998.

  (c) Interest Expense

  Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed $114.1 million of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,224.7 million of secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowings was calculated using an interest rate of 6.65%.

  (d) Minority Interest

  The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

  (e) Revenues

  Revenues relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF OPERATIONS--(CONTINUED)


  (f) Property Operating

  Property operating expenses relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (g) Management Fees

  Management fees related to the USPPI Portfolio have been adjusted to reflect the fee to be charged by General Growth Management, Inc., given the potential inclusion of a joint venture partner.

  (h) Depreciation and Amortization

  Depreciation and amortization relating to the USPPI Portfolio has been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (i) Interest Expense

  Interest expense has been adjusted to reflect the potential inclusion of a joint venture partner related to the USPPI Portfolio.

  (j) Equity in Property Joint Ventures

  Reflects the reduction in ownership and the change to the equity method of accounting for the pro forma operating results of the USPPI Portfolio during the fiscal year ended December 31, 1997 due to the potential inclusion of a joint venture partner.

  (k) Equity in General Growth Management, Inc.

  Reflects the increase in General Growth Management, Inc. net income for management fees assuming the USPPI Portfolio is acquired with a joint venture partner.

                        GENERAL GROWTH PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)

                                                1998 ACQUISITIONS
                                      -------------------------------------------
                                      UNAUDITED ACQUISITIONS
                                      -------------------------
                          HISTORICAL
                            GENERAL                                                                          PRO FORMA
                            GROWTH                                                                 TOTAL      EQUITY
                          PROPERTIES, SOUTHWEST     NORTHBROOK                     PRO FORMA     PRO FORMA    PARTNER
                            INC.(1)     PLAZA          COURT       MEPC    USPPI  ADJUSTMENTS    COMBINED   ADJUSTMENTS
                          ----------- -----------   -----------   ------- ------- -----------    ---------  -----------
Total revenues..........   $ 80,447    $     3,821    $     5,138 $23,620 $21,263  $    --       $134,289    $(21,263)(e)
Expenses:
 Property operating.....     29,647          1,519          2,472   8,578   8,561       --         50,777      (8,561)(f)
 Management fees........        875            130            --      --      652      (382)(a)     1,275        (150)(g)
 Depreciation and
  amortization..........     13,967            --             --      --      --      9,898 (b)    23,865      (3,516)(h)
                           --------    -----------    ----------- ------- -------  --------      --------    --------
 Total Expenses.........     44,489          1,649          2,472   8,578   9,213     9,516        75,917     (12,227)
                           --------    -----------    ----------- ------- -------  --------      --------    --------
Operating Income........     35,958          2,172          2,666  15,042  12,050    (9,516)       58,372      (9,036)
 Interest expense, net..    (17,883)           --             --      --      --    (22,772)(c)   (40,655)      8,479 (i)
Equity in unconsolidated
 affiliates:
 GGP/Homart, Inc........      1,735            --             --      --      --        --          1,735         --
 Joint Venture
  Properties............      1,041            --             --      --      --        --          1,041         967 (j)
 General Growth
  Management, Inc.......     (7,969)           --             --      --      --        --         (7,969)        851 (k)
                           --------    -----------    ----------- ------- -------  --------      --------    --------
Income before minority
 interest...............     12,882          2,172          2,666  15,042  12,050   (32,288)       12,524       1,261
Minority interest in
 Operating Partnership..     (4,427)           --             --      --      --      2,408 (d)    (2,019)       (441)(d)
                           --------    -----------    ----------- ------- -------  --------      --------    --------
Net income..............      8,455          2,172          2,666  15,042  12,050   (29,880)       10,505         820
Convertible preferred
 stock dividends(2).....        --             --             --      --      --     (6,750)       (6,750)        --
                           --------    -----------    ----------- ------- -------  --------      --------    --------
Net income available to
 common stockholders....   $  8,455    $     2,172    $     2,666 $15,042 $12,050  $(36,630)     $  3,755    $    820
                           ========    ===========    =========== ======= =======  ========      ========    ========
Weighted average shares
 outstanding--basic.....                                                                           35,689
Weighted average shares
 outstanding--diluted...                                                                           35,937
Earnings per share--
 basic..................                                                                         $   0.11
Earnings per share--
 diluted................                                                                         $   0.10
                          PRO FORMA
                          ADJUSTED
                             FOR
                          POTENTIAL
                           EQUITY
                           PARTNER
                          ----------
Total revenues..........  $113,026
Expenses:
 Property operating.....    42,216
 Management fees........     1,125
 Depreciation and
  amortization..........    20,349
                          ----------
 Total Expenses.........    63,690
                          ----------
Operating Income........    49,336
 Interest expense, net..   (32,176)
Equity in unconsolidated
 affiliates:
 GGP/Homart, Inc........     1,735
 Joint Venture
  Properties............     2,008
 General Growth
  Management, Inc.......    (7,118)
                          ----------
Income before minority
 interest...............    13,785
Minority interest in
 Operating Partnership..    (2,460)
                          ----------
Net income..............    11,325
Convertible preferred
 stock dividends(2).....    (6,750)
                          ----------
Net income available to
 common stockholders....  $  4,575
                          ==========
Weighted average shares
 outstanding--basic.....    35,689
Weighted average shares
 outstanding--diluted...    35,937
Earnings per share--
 basic..................  $   0.13
Earnings per share--
 diluted................  $   0.13

--------
(1) Amounts are from the statements and footnotes included in the Company's Form 10-Q for the quarter ended March 31, 1998.
(2) Pro forma earnings have been reduced by pro forma dividends on the 6.75% (assumed rate) Convertible Preferred Stock.

     The accompanying notes are an integral part of the Pro Forma Condensed
                     Consolidated Statement of Operations.

   For alphabetical references please refer to Note 3--Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                 OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

  This unaudited condensed consolidated statement of operations is presented as if (i) the acquisitions made or to be made in 1998 (Southwest Plaza, Northbrook Court (collectively the "Unaudited Acquisitions"), the MEPC Portfolio and the USPPI Portfolio) and (ii) the Company's use of the net proceeds of the Offering to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1998. The total pro forma condensed consolidated statement of operations adjusted for a potential equity partner reflects these transactions plus the effect of a potential joint venture partner with respect to the USPPI Portfolio (as described below). In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. and the historical information of each of the above-mentioned entities for the three months ended March 31, 1998. This unaudited pro forma statement of operations should be read in conjunction with the "Selected Consolidated Financial Data" included elsewhere herein and is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1998 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS

  On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively.

  On April 17, 1998, the Company entered into a definitive agreement to acquire the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC"). Through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC portfolio (the "MEPC U.S. Subsidiaries"), the Company will acquire for approximately $871 million in cash (less certain adjustments) 100% of eight enclosed mall shopping centers located throughout the United States. This transaction is expected to close during the second quarter of 1998.

  On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), which owns (or as of closing will own) 100% of six enclosed mall shopping centers (and office buildings adjacent to one of the malls)(the "USPPI Portfolio"). The Company expects to acquire USPPI together with an approximately 50% joint venture partner. The purchase price for the USPPI acquisition is approximately $625 million in cash (subject to certain adjustments), less approximately $65 million of mortgage indebtedness. This transaction is expected to close during the second quarter of 1998.

NOTE 3 PRO FORMA ADJUSTMENTS

  (a) Management Fees

  The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

  (b) Depreciation and Amortization

  Depreciation and amortization is adjusted to include additional amounts related to the three months ended March 31, 1998 for the acquisitions made or to be made in 1998.

                        GENERAL GROWTH PROPERTIES, INC.

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                          OF OPERATIONS--(CONTINUED)


  (c) Interest Expense

  Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed $114.1 million of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,224.7 million of secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowings was calculated using an interest rate of 6.65%.

  (d) Minority Interest

  The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

  (e) Revenues

  Revenues relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (f) Property Operating

  Property operating expenses relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (g) Management Fees

  Management fees related to the USPPI Portfolio have been adjusted to reflect the fee to be charged by General Growth Management, Inc., given the potential inclusion of a joint venture partner.

  (h) Depreciation and Amortization

  Depreciation and amortization relating to the USPPI Portfolio have been eliminated to reflect on an equity basis the potential inclusion of a joint venture partner.

  (i) Interest Expense

  Interest expense has been adjusted to reflect the potential inclusion of a joint venture partner related to the USPPI Portfolio.

  (j) Equity in Property Joint Ventures

  Reflects the reduction in ownership and the change to the equity method of accounting for the pro forma operating results of the USPPI Portfolio during the three months ended March 31, 1998 due to the potential inclusion of a joint venture partner.

  (k) Equity in General Growth Management, Inc.

  Reflects the increase in General Growth Management, Inc. net income for management fees assuming the USPPI Portfolio is acquired with a joint venture partner.

                        GENERAL GROWTH PROPERTIES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

                                                                                     TOTAL
                          HISTORICAL                                               PRO FORMA
                            GENERAL                                PRO FORMA       ADJUSTED
                            GROWTH                      TOTAL       EQUITY       FOR POTENTIAL
                          PROPERTIES,   PRO FORMA     PRO FORMA     PARTNER         EQUITY
                            INC.(1)    ADJUSTMENTS     COMBINED   ADJUSTMENTS       PARTNER
                          -----------  -----------    ----------  -----------    -------------
         ASSETS
         ------
Investment in real
 estate
 Land...................  $  200,906   $  173,400(a)  $  374,306   $ (62,500)(g)  $  311,806
 Buildings and
  equipment.............   1,615,222    1,583,600(a)   3,198,822    (562,500)(g)   2,636,322
 Less accumulated
  depreciation..........    (245,776)         --        (245,776)        --         (245,776)
 Developments in
  progress..............      87,710          --          87,710         --           87,710
                          ----------   ----------     ----------   ---------      ----------
   Net property and
    equipment...........   1,658,062    1,757,000      3,415,062    (625,000)      2,790,062
 Investment in
  GGP/Homart............     198,620          --         198,620         --          198,620
 Investment in Property
  Joint Ventures........      91,151          --          91,151     127,500 (g)     218,651
                          ----------   ----------     ----------   ---------      ----------
   Net investment in
    real estate.........   1,947,833    1,757,000      3,704,833    (497,500)      3,207,333
Cash and cash
 equivalents............       6,436          --           6,436         --            6,436
Tenant accounts
 receivable, net........      35,332          --          35,332         --           35,332
Deferred expenses, net..      45,734       16,750(b)      62,484         --           62,484
Investment in and note
 receivable from GGMI...      67,439          --          67,439         --           67,439
Mortgage note
 receivable.............      49,948          --          49,948         --           49,948
Prepaid expenses and
 other assets...........       9,638          --           9,638         --            9,638
                          ----------   ----------     ----------   ---------      ----------
   Total Assets.........  $2,162,360   $1,773,750     $3,936,110   $(497,500)     $3,438,610
                          ==========   ==========     ==========   =========      ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  ---------------------
Mortgage notes and other
 debt payable...........  $1,349,009   $1,338,760(e)  $2,687,769   $(497,500)(g)  $2,190,269
Distributions payable...      25,620          --          25,620         --           25,620
Accounts payable and
 accrued expenses.......      40,514       16,553(d)      57,067         --           57,067
                          ----------   ----------     ----------   ---------      ----------
   Total Liabilities....   1,415,143    1,355,313      2,770,456    (497,500)      2,272,956
Minority interest in
 Operating Partnership..     256,052       10,953(e)     267,005         --          267,005
Preferred Income Equity
 Redeemable Stock; $100
 par value; 5,000,000
 shares authorized; no
 shares issued and
 outstanding; 400,000
 PIERS issued and
 outstanding on a pro
 forma basis............         --       400,000(f)     400,000         --          400,000
Stockholder's equity
 Common stock; $.10 par
  value; 210,000,000
  shares authorized;
  35,769,454 shares
  issued; 35,736,572
  shares outstanding....       3,577          --           3,577         --            3,577
 Additional paid-in
  capital...............     738,960        7,484(e)     746,444         --          746,444
 Retained earnings
  (deficit).............    (250,218)         --        (250,218)        --         (250,218)
 Treasury stock, at
  cost; 32,882 shares
  held..................      (1,154)         --          (1,154)        --           (1,154)
                          ----------   ----------     ----------   ---------      ----------
   Total stockholders'
    equity..............     491,165        7,484        498,649         --          498,649
                          ----------   ----------     ----------   ---------      ----------
Total Liabilities and
 Equity.................  $2,162,360   $1,773,750     $3,936,110   $(497,500)     $3,438,610
                          ==========   ==========     ==========   =========      ==========

--------
(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended March 31, 1998.

     The accompanying notes are an integral part of the Pro Forma Condensed
                          Consolidated Balance Sheet.
  For alphabetical references, please refer to Note 2--Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                MARCH 31, 1998
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

  This unaudited condensed consolidated balance sheet is presented as if (i) the acquisitions or pending acquisitions of Southwest Plaza, Northbrook Court, (collectively the "Unaudited Acquisitions"), the MEPC Portfolio and the USPPI Portfolio and (ii) the Company's use of the net proceeds of the Offering to fund the acquisitions and for other working capital purposes, had all occurred on March 31, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been included.

NOTE 2 PRO FORMA ADJUSTMENTS

  (a) Investment in Real Estate

     Asset additions are as follows:
       Unaudited Acquisitions....................................... $  261,000
       MEPC Portfolio...............................................    871,000
       USPPI Portfolio..............................................    625,000
                                                                     ----------
                                                                     $1,757,000
                                                                     ==========
     Allocated to:
       Land......................................................... $  173,400
       Buildings and equipment......................................  1,583,600
                                                                     ----------
                                                                     $1,757,000
                                                                     ==========

  (b) Costs related to the issuance of convertible preferred stock.

  (c) Mortgage Notes and other Debt Payable

    Debt incurred was as follows:

     Unaudited Acquisitions (including debt assumed)................ $  226,010
     MEPC Portfolio.................................................    487,750
     USPPI Portfolio (including debt assumed).......................    625,000
                                                                     ----------
                                                                     $1,338,760
                                                                     ==========

  (d) Working capital assumed by the Company at closing.

  (e) Minority Interest

     Operating Partnership Units issued for a portion of the Unaudited
      Acquisitions cost...............................................  $18,437
     Less adjustment to minority interest for additional stockholders'
      equity as determined by the relationship of the units to common
      stock at March 31, 1998.........................................    7,484
                                                                        -------
                                                                        $10,953
                                                                        =======

  (f) Convertible preferred stock issued to fund acquisitions and for other working capital purposes shown at liquidation value.

  (g) Adjustments to reflect the inclusion of a joint venture partner related to the USPPI Portfolio resulting in a change to the equity method of accounting.

PROSPECTUS

                        GENERAL GROWTH PROPERTIES, INC.

                      PREFERRED STOCK, DEPOSITARY SHARES,
                      COMMON STOCK, COMMON STOCK WARRANTS
                              AND DEBT SECURITIES

                               ----------------

  General Growth Properties, Inc. (the "Company") may offer from time to time, together or separately, in one or more series (a) shares of the Company's preferred stock, par value $100 per share ("Preferred Stock"), (b) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series ("Depositary Shares"), (c) shares of the Company's common stock, par value $.10 per share ("Common Stock"), (d) warrants to purchase shares of Common Stock (the "Common Stock Warrants") and (e) debt securities of the Company ("Debt Securities") (the Preferred Stock, Depositary Shares, Common Stock, Common Stock Warrants and Debt Securities are collectively referred to as the "Securities"), separately or together, at an aggregate initial offering price not to exceed U.S. $1,000,000,000, in amounts, at prices and on terms to be determined at the time of sale.

  The specific terms of any Securities offered pursuant to this Prospectus will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of such Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Securities, the following information: (a) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provision, and any conversion or exchange rights; (b) in the case of Common Stock, the number of shares and the terms of the offering and sale thereof; (c) in the case of Common Stock Warrants, the number and terms thereof, the designation and the number of shares of Common Stock issuable upon exercise, the exercise price, the terms of the offering and sale thereof, and where applicable, the duration and detachability thereof; (d) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denominations, currencies in which such Debt Securities are issued or payable, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, whether the Debt Securities are issuable in registered form or bearer form or both, whether any series of the Debt Securities will be represented by a single global certificate, any terms for redemption or for sinking fund payments, the terms and conditions, if any, on which the Debt Securities are convertible into Common Stock or Debt Securities of a different series, the initial public offering price and the net proceeds to the Company from the sale of the Debt Securities; and (e) in the case of all Securities, whether such Securities will be offered separately or as a unit with other Securities. The Prospectus Supplement will also contain information, where applicable, about material United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

  The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "GGP". Any Common Stock offered pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

  The Company may sell Securities directly through agents, underwriters or dealers designated from time to time. If any agents, underwriters, or dealers are involved in the sale of the Securities, the names of such agents, underwriters, or dealers and any applicable commissions or discounts and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement.

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND  EXCHANGE COMMISSION NOR HAS THE SECURITIES AND  EXCHANGE COMMISSION
     PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                The date of this Prospectus is January 29, 1998

  IN CONNECTION WITH AN OFFERING OF SECURITIES, THE UNDERWRITERS, IF ANY, FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the NYSE and such reports, proxy statements and other information also can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.

  No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or the Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and the Prospectus Supplement do not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A dated January 15, 1998 (the "Company 10-K"); (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as amended by Form 10-Q/A dated January 15, 1998; (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended by Form 10-Q/A dated January 15, 1998; (iv) Quarterly Report on Form 10-Q for the quarter ended

September 30, 1997, as amended by Form 10-Q/A dated January 15, 1998; (v) Current Report on Form 8-K dated January 16, 1997, as amended by Form 8-K/A dated February 18, 1997 and as further amended by a Form 8-K/A dated January 15, 1998; (vi) Current Report on Form 8-K dated July 2, 1997, as amended by Form 8-K/A dated August 28, 1997; (vii) Current Report on Form 8-K dated August 18, 1997; (viii) the portions of the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders that have been incorporated by reference into the Company 10-K; and (ix) the description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 12, 1993, pursuant to Section 12(b) of the Exchange Act.

  All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such reports and documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein). The Company will provide without charge to each person to whom a copy of this Prospectus or any Prospectus Supplement is delivered, on written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to General Growth Properties, Inc., 55 West Monroe Street--Suite 3100, Chicago, Illinois 60603,
Attention: Director of Investor Relations, Telephone (312) 551-5000.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

  The Company is a self-managed real estate investment trust which, through its general partnership interest in GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and its interest in GGP/Homart, Inc. ("GGP/Homart"), owns, operates, acquires, develops and manages enclosed mall shopping centers located throughout the United States. The Company and the Operating Partnership together own, directly or indirectly, 100% of 35 enclosed mall shopping centers, a 51% interest in two other enclosed mall shopping centers, a 50% interest in two additional enclosed mall shopping centers and a 100% interest in one property under development. These properties contain an aggregate of approximately 30.1 million square feet of gross retail space, including anchor stores, freestanding stores and mall tenant areas ("GLA"). In addition, the Company, through the Operating Partnership's ownership of stock in GGP/Homart, owns a 38.2% interest in substantially all of the regional mall assets formerly owned by a subsidiary of Sears, Roebuck & Co. GGP/Homart currently owns interests in 24 shopping centers containing an aggregate of approximately 22.0 million square feet of GLA. The Operating Partnership also owns 95% of the non-voting preferred stock of General Growth Management, Inc., a company which manages, leases, develops and operates enclosed malls. The Company has qualified as a real estate investment trust (a "REIT") for federal income tax purposes. The Company is incorporated under the laws of the State of Delaware. Its principal executive offices are located at 55 West Monroe Street--Suite 3100, Chicago, Illinois 60603, and its telephone number is (312) 551-5000.

                                USE OF PROCEEDS

  Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the acquisition of shopping centers as suitable opportunities arise, the expansion and improvement of certain properties in the Company's portfolio, payment of development costs for new centers, and the repayment of indebtedness outstanding at such time.

                      CONSOLIDATED RATIOS OF EARNINGS TO
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's consolidated ratios of earnings to fixed charges for each of the last five fiscal years. There was no Preferred Stock outstanding for any of the periods shown below. Accordingly, the ratio of earnings to fixed charges and Preferred Stock dividends is identical to the ratio of earnings to fixed charges.

                                                        YEAR ENDED DECEMBER 31,
                                                        ------------------------
                                                        1997 1996 1995 1994 1993
                                                        ---- ---- ---- ---- ----
     Ratio of earnings to fixed charges:............... 2.61 2.37 2.43 1.67 1.53

                                 CAPITAL STOCK

  The authorized capital stock of the Company consists of 210,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, par value $100 per share. The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), and the certificates of designations which will be filed with the Commission in connection with any offering of Preferred Stock. As of December 31, 1997, 35,634,977 shares of the Company's Common Stock were issued and outstanding and no shares of the Company's Preferred Stock were issued and outstanding. The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. See "Description of Preferred Stock". The Company's Common Stock is listed on the New York Stock Exchange under the symbol "GGP".

                          DESCRIPTION OF COMMON STOCK

  The holders of the Company's Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series ("Preferred Stock Designation"), the holders of such shares exclusively possess all voting power. The Certificate does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All shares of Common Stock offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable and the holders thereof will not have preemptive rights.

RESTRICTIONS ON TRANSFER

  For the Company to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding Common Stock and Preferred Stock (collectively, the "Capital Stock") may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, the Capital Stock must be beneficially owned (without regard to any rules of attribution of ownership) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain percentages of the Company's gross income must be derived from particular activities. Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Company's Certificate restricts the acquisition of shares of Capital Stock (the "Ownership Limit").

  The Ownership Limit provides that, subject to certain exceptions specified in the Certificate, no stockholder (other than Martin Bucksbaum, Matthew Bucksbaum, their families and related trusts (collectively, the "Bucksbaums") and the International Business Machines Retirement Plan (the "IBM Retirement Plan")) may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than the Ownership Limit. The Ownership Limit was originally set at 6.5% of the outstanding Capital Stock, and was increased to 7.5% of the value of the outstanding Capital Stock as a result of legislation passed in 1993. The Board of Directors is authorized to further increase the Ownership Limit to not more than 9.8%. The Bucksbaums and the IBM Retirement Plan are each permitted by the Certificate to exceed the Ownership Limit and the Bucksbaums currently exceed such limit and may continue to do so. The Ownership Limit provides that the Bucksbaums may acquire additional shares pursuant to certain rights granted to them in connection with the Company's initial public offering or from other sources so long as the acquisition does not result in the five largest beneficial owners of Capital Stock holding more than 50% of the outstanding Capital Stock. The Board of Directors may waive the Ownership Limit if presented with satisfactory evidence that such ownership will not jeopardize the Company's status as a REIT (and, from time to time, the Board of Directors has waived the Ownership Limit). As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company. The Ownership Limit will not apply if the Board of Directors and the holders of Capital Stock determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. If shares of Common Stock in excess of the Ownership Limit, or shares which would cause the Company to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to such shares.

  The Certificate further provides that upon a transfer or other event that results in a person owning (either directly or by virtue of the applicable attribution rules) Capital Stock in excess of the applicable Ownership Limit ("Excess Shares"), such person (a "Prohibited Owner") will not acquire or retain any rights or beneficial economic interest in such Excess Shares. Rather, the Excess Shares will be automatically transferred to a person or entity unaffiliated with and designated by the Company to serve as trustee (the "Trustee") of a trust for the exclusive benefit of a charitable beneficiary (the "Beneficiary") to be designated by the Company within five
(5) days after the discovery of the transaction which created the Excess Shares. The Trustee shall have the exclusive right to designate a person who may acquire the Excess Shares without violating the applicable ownership restrictions (a "Permitted Transferee") to acquire all of the shares held by the Trust. The Permitted Transferee must pay the Trustee an amount equal to the fair market value (determined at the time of transfer to the Permitted Transferee) for the Excess Shares. The Trustee shall pay to the Prohibited Owner the lesser of: a) the value of the shares at the time they became Excess Shares and b) the price received by the Trustee from the sale of the Excess Shares to the Permitted Transferee. The excess of: a) the sale proceeds from the transfer to the Permitted Transferee over b) the amount paid to the Prohibited Owner, if any, in addition to any dividends paid with respect to the Excess Shares will be distributed to the Beneficiary.

  The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Certificate. Amendments to the Certificate require the affirmative vote of holders owning a majority of the outstanding Capital Stock. In addition to preserving the Company's status as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of the Company without the approval of the Board of Directors.

  All certificates representing Capital Stock will bear a legend referring to the restrictions described above.

  All persons who own, directly or by virtue of the attribution provisions of the Code, more than 1.0% of the outstanding Capital Stock must file an affidavit with the Company containing the information specified in the Certificate within 30 days after January 1 and June 30 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. United States Treasury Regulations (the "Regulations") currently require that the Company annually request written statements requesting information as to the actual ownership of the Capital Stock from each record holder of more than 1% of the Company's outstanding Capital Stock. Depending upon the number of record holders of the Capital Stock, the reporting threshold required by the Regulations can fall as low as .5%. Record holders that fail to submit a written statement in response to the request required by the Regulations are required to attach to their federal income tax returns specified information regarding the actual ownership of shares of Capital Stock of which they are the record holder.

LIMITATION OF LIABILITY OF DIRECTORS

  The Certificate provides that a director will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law ("DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

  While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Company's directors' and officers' liability insurance. Although the form of the indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Company's Certificate and Bylaws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by stockholders to eliminate the rights it provides.

DELAWARE ANTI-TAKEOVER STATUTE

  The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person becomes an interested stockholder unless (a) before that person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Company's Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the Company's outstanding voting stock not owned by the interested stockholder.

  Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

                        DESCRIPTION OF PREFERRED STOCK

  The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

  The summary of terms of any series of the Company's Preferred Stock contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Certificate and the applicable Preferred Stock Designation, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

  Under the Company's Certificate, the Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, par value $100 per share. No Preferred Stock is outstanding as of the date of this Prospectus. The Preferred Stock authorized by the Certificate may be issued, from time to time, in one or more series in such amounts and with such designations, powers, preferences or other rights, qualifications, limitations and restrictions as may be fixed by the Board of Directors. Under certain circumstances, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of Common Stock.

  The Preferred Stock shall have the dividend, liquidation, redemption, voting and certain other rights set forth below unless otherwise described in a Prospectus Supplement relating to a particular series of Preferred Stock. The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock offered thereby: (1) the designation of such series and the number of shares offered; (2) the liquidation preference of such series; (3) the initial offering price at which such series will be issued;
(4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (5) any redemption or sinking fund provisions; (6) any conversion or exchange rights; (7) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions; (8) any listing of such Preferred Stock on any securities exchange; (9) a discussion of federal income tax considerations applicable to such series; (10) the relative ranking and preferences of such series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (11) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (12) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT for federal tax purposes; and (13) any other specific terms, preferences, rights, limitations or restrictions of such series.

  The Preferred Stock offered hereby will be issued in one or more series. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The liquidation preference is not indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance.

  The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Company, rank prior to the Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company which by their terms specifically provide for a ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The Preferred Stock shall be junior to all outstanding debt of the Company. The Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Company's Certificate.

DIVIDENDS

  Holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available for payment, dividends, or distributions in cash, property or other assets of the Company or in Securities of the Company or from any other source as the Board of Directors in their discretion shall determine and at such dates and at such rates per share per annum as described in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear at the close of business on the books of the Company on such record dates, not more than 90 calendar days preceding the payment dates therefor, as are determined by the Board of Directors (each of such dates, a "Record Date").

  Dividends on a series of Preferred Stock may be cumulative or noncumulative. If dividends on a series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment dates. If dividends of a series of Preferred Stock are cumulative, the dividends on such shares will accrue from and after the date set forth in the applicable Preferred Stock Designation.

  No full dividends shall be declared or paid or set apart for payment on any series of Preferred Stock ranking, as to dividends, on a parity with or junior to the series of Preferred Stock offered by the applicable Prospectus Supplement for any period unless full dividends for the immediately preceding dividend period on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) on such Preferred Stock and any Parity Stock of the Company ranking on a parity as to dividends with such Preferred Stock, dividends upon such Preferred Stock and dividends upon such Parity Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such Parity Stock, bear to each other.

  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment(s) on Preferred Stock which may be in arrears. Unless full dividends on the series of Preferred Stock offered by the applicable Prospectus Supplement have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative), (a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock, (b) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or pay any monies into a sinking fund for the redemption of any shares) except by conversion into or exchange for Junior Stock, and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any such Preferred Stock or any Parity Stock ranking on parity with such Preferred Stock (or pay any monies into a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of such Preferred Stock and such Parity Stock (except by conversion into or exchange for Junior Stock).

  Any dividend payment made on a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series.

REDEMPTION

  The terms, if any, on which Preferred Stock of any series may be redeemed will be set forth in the applicable Prospectus Supplement.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which shares of any series of Preferred Stock will be convertible into Common Stock will be set forth in the applicable Prospectus Supplement. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

LIQUIDATION

  In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock or any Junior Stock on liquidation, dissolution or winding up of the Company, to receive a liquidating distribution in the amount of the liquidation preference per share as set forth in the applicable Prospectus Supplement plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred Stock are cumulative). If the amounts available for distribution with respect to a series of Preferred Stock and all other outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all such Preferred Stock outstanding and such other Parity Stock outstanding, then the holders of each such series will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of Preferred Stock may include accumulated dividends) to which they are entitled. Unless otherwise provided in the applicable Preferred Stock Designation for a particular series of Preferred Stock, after payment of the full amount of the liquidation distribution, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

VOTING

  The Preferred Stock of a series will not be entitled to vote, except as described below or in the applicable Prospectus Supplement. Without the affirmative vote of a majority of the Preferred Stock then outstanding (voting separately as a class together with any Parity Stock), the Company may not (i) increase or decrease the aggregate number of authorized shares of such class or increase the aggregate number of authorized shares of any security ranking prior to the Preferred Stock, (ii) increase or decrease the par value of the shares of holders of such class, or (iii) alter or change the voting or other powers, preferences or special rights of such class so as to affect them adversely. An amendment which increases the number of authorized shares of or authorizes the creation or issuance of other classes or series of Junior Stock or Parity Stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for the Company, shall not be considered to be such an adverse change.

NO OTHER RIGHTS

  The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or described in the applicable Prospectus Supplement, set forth in the Certificate or in the applicable Preferred Stock Designation or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

  The transfer agent for each series of Preferred Stock will be described in the related Prospectus Supplement.

RESTRICTIONS ON OWNERSHIP

  As discussed above, for the Company to maintain its qualification as a REIT under the Code, (i) not more than 50% in value of its outstanding Capital Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year,
(ii) the Capital Stock, which term includes the Preferred Stock, must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and (iii) certain percentages of the Company's gross income must be from particular activities. For a discussion of the restriction on ownership of Preferred Stock, see "Description of Common Stock--Restrictions on Transfer" above.

DELAWARE ANTI-TAKEOVER STATUTE

  See "Description of Common Stock--Delaware Anti-Takeover Statute" above.

                       DESCRIPTION OF DEPOSITARY SHARES

  The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than a full share of Preferred Stock. In such event, receipts ("Depositary Receipts") for such Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

  Any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary specified in the applicable Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

  The description set forth above and in any Prospectus Supplement of certain provisions of the Deposit Agreement, the Depositary Shares and the Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of Preferred Stock which have been or will be filed with the Commission at or prior to the time of the offering of such series of the Preferred Stock. If so indicated in a Prospectus Supplement, the terms of any series of Depositary Shares may differ from the terms set forth herein.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to the holders of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon such redemption and any money, securities, or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notices of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such shares of Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended at any time by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement will only terminate if (i) all outstanding Depositary Shares related thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of Preferred Stock by owners of Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and such successor Depositary's acceptance of the appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

RESTRICTIONS ON OWNERSHIP

  In order to safeguard the Company against an inadvertent loss of REIT status, the Deposit Agreement or the Certificate will contain provisions restricting the ownership and transfer of Depositary Shares. Such restrictions will be described in the applicable Prospectus Supplement and will be referenced on the applicable Depositary Receipts.

MISCELLANEOUS

  The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue warrants for the purchase of Common Stock ("Common Stock Warrants"). Common Stock Warrants may be issued independently or together with any other Securities and may be attached to or separate from any such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following summary of certain provisions of the Common Stock Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the Commission in connection with the offering of such Common Stock Warrants.

  The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (a) the title of such Common Stock Warrants; (b) the aggregate number of such Common Stock Warrants; (c) the price or prices at which such Common Stock Warrants will be issued; (d) the number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants; (e) if applicable, the designation and terms of the Securities with which such Common Stock Warrants are issued and the number of such Common Stock Warrants issued with each such Security; (f) the date, if any, from and after which such Common Stock Warrants and any Securities issued therewith will be separately transferable; (g) the number of shares of Common Stock purchasable upon exercise of a Common Stock Warrant and the price at which such shares may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such Common Stock Warrant shall commence and the date on which such right shall expire; (i) the minimum or maximum amount of such Common Stock Warrants which may be exercised at any one time; (j) the antidilution provisions of such Common Stock Warrants, if any; (k) a discussion of certain federal income tax considerations; and (l) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

  Reference is made to the section captioned "Description of Common Stock" for a general description of the Common Stock to be acquired upon the exercise of the Common Stock Warrants, including a description of certain restrictions on the ownership of Common Stock.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, including any additional covenants or changes to existing covenants relating to such series, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

  The Debt Securities are to be issued under an Indenture, as supplemented (the "Debt Indenture"), between the Company and a trustee to be named prior to an offering of Debt Securities (the "Debt Trustee"). The following summaries of certain provisions of the Debt Securities and the Debt Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities and the Debt Indenture, including the definitions therein of certain terms. Particular sections of the Debt Indenture which are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Debt Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Debt Indenture.

GENERAL

  The Debt Indenture does not limit the amount of Debt Securities which can be issued thereunder or the amount of debt which may otherwise be incurred by the Company, and additional Debt Securities may be issued under the Debt Indenture up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. Reference is made to the applicable Prospectus Supplement for the following terms, if applicable, of the particular series of Debt Securities being offered thereby: (i) the title of the Debt Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iii) the date or dates on which the principal of the Debt Securities of the series will be payable; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series issued in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) the denominations in which Debt Securities of the series shall be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (ix) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of Debt Securities in bearer form ("bearer Debt Securities") and whether and the terms upon which bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (x) the terms and conditions, if any, on which the Debt Securities of the series are convertible into Common Stock or Debt Securities of a different series; (xi) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (xii) the currencies in which payments of interest, premium or principal are payable with respect to such Debt Securities; (xiii) whether the Debt Securities of any series will be issued as one or more Global Securities; (xiv) whether Debt Securities of the series will be issuable in Tranches; and (xv) any additional provisions or other terms not inconsistent with the provisions of the Debt Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Section 2.1 and 2.2) To the extent not described herein, principal and interest, if any, will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

  Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness. Unless otherwise described in a Prospectus Supplement, there are no covenants or "event risk" provisions contained in the Debt Indenture that may afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

  Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Additionally, Debt Securities of any series may be represented by a single global note registered in the name of a depository's nominee and, if so represented, beneficial interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in the denomination of $1,000 and integral multiples thereof and bearer Debt Securities will not be offered, sold, resold or delivered to U.S. persons in connection with their original issuance. Debt Securities of any series may be denominated in and payments of principal and interest may be made in United States dollars or any other currency, including composite currencies such as the European Currency Unit. For purposes of this Prospectus, "U.S. person" means a citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

  To the extent set forth in a Prospectus Supplement, except in special circumstances set forth in the Debt Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Company located outside of the United States and its possessions. (Section 2.5(c)) The Company will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which the bearer Debt Securities and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.4)

  Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.8(f))

  If appropriate, United States federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY REGISTRATION

  If a Prospectus Supplement so indicates, the Debt Securities will be represented by one or more certificates (the "Global Securities"). The Global Securities representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or other successor depository appointed by the Company (DTC or such other depository is herein referred to as the "Depository") and registered in the name of the Depository or its nominee. Debt Securities represented by a Global Security will not be issuable in definitive form.

  DTC currently limits the maximum denomination of any single Global Security to $200,000,000. Therefore, for purposes hereof, "Global Security" refers to the Global Security or Global Securities representing the entire issue of Debt Securities of a particular series.

  DTC has advised the Company and any underwriters, dealers or agents named in a Prospectus Supplement as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates.
DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

  Upon the issuance by the Company of Debt Securities represented by a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of DTC Participants. The accounts to be credited shall be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to DTC Participants and Indirect Participants. Ownership of beneficial interests in Debt Securities represented by the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants), or by DTC Participants or Indirect Participants (with respect to persons other than DTC Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Debt Indenture. Except as provided below, owners of beneficial interests in Debt Securities represented by the Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Debt Indenture.

  Payments of principal of and interest, if any, on the Debt Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Company through the Debt Trustee under the Debt Indenture or a paying agent (the "Paying Agent"), which may also be the Debt Trustee under the Debt Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Debt Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company has been advised that DTC, upon receipt of any payment of principal or interest in respect of a Global Security, will credit immediately the accounts of DTC Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company expects that payments by DTC Participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participants.

  If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for the Debt Securities represented by such Global Security.

  The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable but the Company takes no responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT

  If a Prospectus Supplement so indicates, settlement for the Debt Securities will be made by the underwriters, dealers or agents in immediately available funds and all payments of principal and interest on the Debt Securities will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Debt Securities subject to settlement in immediately available funds will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

EXCHANGE OF DEBT SECURITIES

  Registered Debt Securities may be exchanged, subject to certain specified restrictions, for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.8(a))

  To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.8(b)) As of the date of this Prospectus, temporary United States Treasury regulations essentially prohibit exchanges of registered Debt Securities for bearer Debt Securities and, unless such regulations are modified, the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

AMENDMENT AND WAIVER

  Subject to certain exceptions, the Debt Indenture and the Debt Securities may be amended or supplemented by the Company and the Debt Trustee with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver, (ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the Stated Maturity of any Debt Security; (iv) reduce any premium payable upon redemption of any Debt Security; (v) waive a default in the payment of the principal of or interest on any Debt Security; (vi) make any Debt Security payable in money other than that stated in the Debt Security; or (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 9.02) The Debt Indenture may be amended or supplemented without the consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency in the Debt Indenture or in the Debt Securities of any series; (ii) to provide for the assumption of all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture by any corporation in connection with a merger, consolidation, or transfer or lease of the Company's property and assets substantially as an entirety, as provided for in the Debt Indenture; (iii) to secure the Debt Securities; (iv) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (v) to make any change that does not adversely affect the rights of any Securityholder; (vi) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Debt Indenture or any series of Debt Securities; or (vii) to add to rights of Securityholders. (Section 9.1)

SUCCESSOR ENTITY

  The Company may consolidate with, or merge into, or be merged into, or transfer or lease its property and assets substantially as an entirety to, another U.S. corporation which assumes all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture if, after giving effect thereto, no default under the Debt Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company shall terminate. (Section
5.1 and Section 5.2)

DEFEASANCE, SATISFACTION AND DISCHARGE OF THE DEBT SECURITIES PRIOR TO
MATURITY

  Defeasance. Unless provided for otherwise in a Prospectus Supplement, if the Company shall deposit with the Debt Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States of America or obligations the principal of and interest on which are guaranteed by the United States of America in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally recognized firm of independent public accountants chosen by the Company, to pay when due the principal of and interest on the Debt Securities to maturity (such money or direct obligations of, or obligations guaranteed by, the United States of America, initially deposited or equivalent cash or securities subsequently exchanged therefor, to be held as security for the payment of such principal and interest), then the Company may omit to comply with certain of the terms of the Debt Indenture as they relate to the Debt Securities, and the Event of Default described in clause
(iv) under the caption "Description of Debt Securities--Events of Default," and such other restrictive covenants or Events of Default as may be set forth in the Prospectus Supplement. Defeasance of the Debt Securities would be subject to the satisfaction of certain conditions, including, among others,
(i) the absence of an Event of Default at the date of the deposit, (ii) the perfection of the holders' interest in such deposit and (iii) that such deposit would not result in a breach of a material instrument by which the Company is bound. (Section 8.2)

  Satisfaction and Discharge. Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may omit to comply with its obligations duly and punctually to pay the principal of and interest on the Debt Securities, or with any Events of Default with respect thereto, and thereafter the holders of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Debt Trustee. Such conditions may include, among others, (i) except in certain limited circumstances involving a deposit made within one year of maturity,
(A) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, and (B) the delivery to the Debt Trustee by the Company of an opinion of nationally recognized tax counsel to the effect that holders of Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and (ii) the receipt by the Company of an opinion of counsel to the effect that such satisfaction and discharge will not result in a violation of the rules of any nationally recognized exchange on which the Debt Securities are listed. (Section 8.1)

EVENTS OF DEFAULT

  The following events are defined in the Debt Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 30 days; (ii) default in the payment of the principal of any Debt Security of such series; (iii) default in the payment of any sinking fund installment required to be made by the Company with respect to any series of Debt Securities; (iv) failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Debt Indenture or in any supplemental indenture under which the Debt Securities of that series may have been issued; and (v) certain events of bankruptcy or insolvency. (Section 6.1) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Debt Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately. (Section 6.2)

  Securityholders may not enforce the Debt Indenture or the Debt Securities, except as provided in the Debt Indenture. (Section 6.6) The Debt Trustee may require indemnity satisfactory to it before it enforces the Debt Indenture or the Debt Securities. (Section 7.1(f)) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Debt Trustee in its exercise of any trust power. (Section 6.5) The Debt Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. (Section 7.5) The Company is not required under the Debt Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Debt Indenture.

CONCERNING THE DEBT TRUSTEE

  The Company may maintain banking relationships in the ordinary course of business with the Debt Trustee.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities in or outside the United States through underwriters or dealers, directly to one or more purchasers, or through agents. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed.

  If underwriters are used in the sale of the Securities, the Securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If dealers are utilized in the sale of Securities with respect to which this Prospectus is delivered, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Securities may be sold directly by the Company or through agents designated by the Company from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale or the Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities from whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents, and dealers participating in the distribution of the Securities may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, dealers, and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  The Preferred Stock, the Depositary Shares, the Common Stock Warrants and the Debt Securities may or may not be listed on a national securities exchange. The Common Stock currently trades on the NYSE, and any Common Stock offered hereby will be listed on the NYSE, subject to an official notice of issuance. No assurances can be given that there will be a market for the Securities.

                                 LEGAL MATTERS

  Certain legal matters concerning the validity of the Securities will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois. Marshall E. Eisenberg, a partner of Neal, Gerber & Eisenberg, is the Secretary of the Company.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 and the consolidated financial statements of Westfield America, Inc. (formerly CenterMark Properties, Inc.) as of December 31, 1995 and for the year ended December 31, 1995 and the periods from February 12, 1994 through December 31, 1994 and from January 1, 1994 through February 11, 1994 have been incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A dated January 15, 1998, and the combined statement of revenues and certain expenses of the Lansing Mall, the Westwood Mall and the Lakeview Mall for the year ended December 31, 1995 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A, as amended, dated February 18, 1997, as further amended by a Current Report on Form 8-K/A dated January 15, 1998, in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of that firm as experts in accounting and auditing. The consolidated financial statements and financial statement schedule of Westfield America, Inc. and Subsidiaries (formerly CenterMark Properties, Inc.) as of December 31, 1996 and for the year then ended have been incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A dated January 15, 1998, in reliance upon the report of Ernst & Young LLP, independent auditors, and upon authority of that firm as experts in accounting and auditing. The statement of revenues and certain expenses of Park Mall for the year ended December 31, 1995 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A, as amended, dated February 18, 1997, as further amended by a Current Report on Form 8-K/A dated January 15, 1998, in reliance upon the report of Addison, Roberts & Ludwig, P.C., independent auditors, and upon the authority of that firm as experts in accounting and auditing. The statement of revenues and certain expenses of Market Place Shopping Center for the year ended December 31, 1996 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A dated August 28, 1997 in reliance upon the report of Shepard Schwartz & Harris LLP, independent accountants, and upon the authority of that firm as experts in accounting and auditing. The statement of revenues and certain expenses of Southlake Mall for the year ended December 31, 1996 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A dated August 28, 1997 in reliance upon the report of KPMG Peat Marwick LLP, independent accountants, and upon the authority of that firm as experts in accounting and auditing.

                       GREENWOOD MALL-BOWLING GREEN, KY













                                        PEMBROKE LAKES MALL-PEMBROKE PINES, FL






BIRCHWOOD MALL-PORT HURON, MI













BRASS MILL CENTER-WATERBURY, CT          CHAPEL HILLS MALL-COLORADO SPRINGS, CO

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 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTES AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               -----------------
                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                          PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary.............................................  S-1
Risk Factors..............................................................  S-7
Selected Consolidated Financial Data...................................... S-10
Pro Forma Condensed Consolidated Financial Data........................... S-11
Price Range of Common Stock and Distributions............................. S-12
Consolidated Ratio of Earnings to Fixed Charges........................... S-12
Capitalization............................................................ S-13
Use of Proceeds........................................................... S-14
The Company............................................................... S-15
Recent Developments....................................................... S-15
Business and Properties................................................... S-17
Description of PIERS...................................................... S-23
Description of Depositary Shares.......................................... S-30
Certain Federal Income Tax Considerations................................. S-34
Underwriting.............................................................. S-42
Validity of Depositary Shares, PIERS and Common Stock..................... S-43
Experts................................................................... S-43
Index to Financial Statements and Pro Forma Financial Information.........  F-1
                                PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Company...............................................................    4
Use of Proceeds...........................................................    4
Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock
 Dividends................................................................    4
Capital Stock.............................................................    5
Description of Common Stock...............................................    5
Description of Preferred Stock............................................    8
Description of Depositary Shares..........................................   11
Description of Common Stock Warrants......................................   13
Description of Debt Securities............................................   14
Plan of Distribution......................................................   19
Legal Matters.............................................................   21
Experts...................................................................   21

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                               16,000,000 SHARES

                                      LOGO
                                 GENERAL GROWTH
                                PROPERTIES, INC.

            DEPOSITARY SHARES, EACH REPRESENTING 1/40 OF A SHARE OF
                                 % PREFERRED INCOME
                           EQUITY REDEEMABLE STOCKSM
                                  ("PIERSSM")
                       (LIQUIDATION PREFERENCE EQUIVALENT
                        TO $25.00 PER DEPOSITARY SHARE)

                                ---------------

                             PROSPECTUS SUPPLEMENT
                                          , 1998

                                ---------------

                            PREFERRED INCOME EQUITY
                             REDEEMABLE STOCKSM AND
                                 "PIERSSM" ARE
                             SERVICE MARKS OWNED BY
                              LEHMAN BROTHERS INC.

                              Joint Lead Managers

                                LEHMAN BROTHERS

                              GOLDMAN, SACHS & CO.

                                ---------------

                           MORGAN STANLEY DEAN WITTER

                            PAINEWEBBER INCORPORATED

                       PRUDENTIAL SECURITIES INCORPORATED

                          SBC WARBURG DILLON READ INC.

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